UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        Occidental Petroleum Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     3)   Per unit price or other underlying value of transaction computed
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

               Notice of 2006 Annual Meeting of
               Stockholders and Proxy Statement

               March 15, 2006

               Dear Stockholders:

               On behalf of the Board of Directors, it is my pleasure to invite you to Occidental's 2006 Annual Meeting of Stockholders, which will be held on Friday, May 5, 2006, at the Starlight Ballroom, The Fairmont Miramar Hotel, Santa Monica, California.

               Attached is the Notice of Meeting and the Proxy Statement, which describes in detail the matters on which you are being asked to vote. These matters include electing the directors, ratifying the selection of independent auditors, approval of the amendment of the Restated Certificate of Incorporation to increase the authorized shares of common stock and transacting any other business that properly comes before the meeting, including any stockholder proposals.

               Also enclosed are a Report to Stockholders, in which senior management discusses highlights of the year, and Occidental's Annual Report on Form 10-K. As in the past, at the meeting there will be a report on operations and an opportunity to ask questions.

               Whether you plan to attend the meeting or not, I encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

               Sincerely,

               Ray R. Irani
               Chairman, President and Chief Executive Officer


               Friday, May 5, 2006                Meeting hours
               Starlight Ballroom                 Registration Begins 9:30 a.m.
               Fairmont Miramar Hotel             Meeting 10:30 a.m.
               101 Wilshire Boulevard
               Santa Monica, California

               Admission Ticket or Brokerage Statement Required


OXY

                        OCCIDENTAL PETROLEUM CORPORATION
             10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024


March 15, 2006


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

Occidental's 2006 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 5, 2006, at the Starlight Ballroom, Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

At the meeting, stockholders will act on the following matters:

    1.  Election of directors;

    2.  Ratification of selection of KPMG LLP as independent auditors;

    3. Approval of the Amendment of the Restated Certificate of Incorporation to increase the authorized common stock; and

    4. Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of three stockholder proposals that may be presented.

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6.

Stockholders of record at the close of business on March 6, 2006, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Donald P. de Brier
Executive Vice President, General Counsel and Secretary

                                TABLE OF CONTENTS


GENERAL INFORMATION............................................................1

PROPOSAL 1: ELECTION OF DIRECTORS..............................................2

   Information Regarding the Board of Directors and its Committees.............5

   Compensation of Directors...................................................7

   Section 16(a) Beneficial Ownership Reporting Compliance.....................7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................8

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...........................9

EXECUTIVE COMPENSATION........................................................10

   Compensation Tables........................................................10

   Employment Agreements......................................................13

   Benefit Plans..............................................................14

   Change of Control Arrangements.............................................15

   Report of the Executive Compensation and Human Resources Committee.........16

   Performance Graph..........................................................20

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS..............................21

   Audit and Other Fees.......................................................21

   Report of the Audit Committee..............................................21

   Ratification of Selection of Independent Auditors..........................22

PROPOSAL 3: APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.........22

STOCKHOLDER PROPOSALS.........................................................23

PROPOSAL 4: STOCKHOLDER PROPOSAL ON LIMITATION ON EXECUTIVE COMPENSATION......24

PROPOSAL 5: STOCKHOLDER PROPOSAL ON REPORT ON GLOBAL WARMING/COOLING..........25

PROPOSAL 6: STOCKHOLDER PROPOSAL ON ELECTION OF DIRECTORS BY MAJORITY VOTE....26

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS.............27

NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING IN 2008...........................27

ANNUAL REPORT.................................................................28

EXHIBIT A: CORPORATE GOVERNANCE POLICIES AND OTHER GOVERNANCE MEASURES.......A-1

EXHIBIT B: CERTIFICATE OF AMENDMENT..........................................B-1

                                 PROXY STATEMENT


GENERAL INFORMATION
--------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 5, 2006, and at any adjournment of the meeting.

ADMISSION TO THE ANNUAL MEETING
Attendance is limited to stockholders and one guest per stockholder. If you plan to attend the meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card. If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement. In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver's license or passport.

VOTING RIGHTS
This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 15, 2006, to each stockholder of record as of March 6, 2006, which is the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the meeting. As of the record date, Occidental had outstanding and entitled to vote [430,766,546] shares of common stock. A majority of outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental's common stock you own. You may vote in person at the meeting or by proxy. Proxies may be voted by completing and mailing the proxy card, by telephone or Internet as explained on the proxy card. You may not cumulate your votes.

VOTING OF PROXIES
The Board of Directors has designated Dr. Ray R. Irani, Mr. Aziz D. Syriani and Miss Rosemary Tomich, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

     o  FOR all nominees for directors (see page 2);

     o  FOR ratification of the independent auditors (see page 21);

     o FOR adoption of the Amendment of the Restated Certificate of Incorporation to increase the authorized capital stock (see page 22); and

     o  AGAINST Proposals 4, 5 and 6 (stockholder proposals begin on  page 23).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the meeting in accordance with Occidental's By-laws.

BROKER VOTES
If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on any of the matters scheduled to come before the meeting except the stockholder proposals (Proposals 4, 5, and 6). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker nonvotes, which will have the same effect as votes against the proposals.

VOTE REQUIRED
The vote required to elect directors and to approve each proposal is described with the proposal.

VOTING RESULTS
The Report of Inspector of Elections will be published on Occidental's web site, www.oxy.com, within 14 calendar days following the date of the meeting, and the results of the vote will be included in Occidental's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and in the Report on the Annual Meeting, both of which may be accessed through www.oxy.com.

CONFIDENTIAL VOTING
All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on the proxy forms, or the proxy solicitation is contested. Occidental's confidential voting policy is posted on www.oxy.com.

REVOKING A PROXY
You may revoke your proxy or change your vote before the meeting by filing a revocation with the Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION EXPENSES
Expense of this solicitation will be paid by Occidental. Morrow & Co., Inc. has been retained to solicit proxies and assist in distribution and collection of proxy material for a fee estimated at $15,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of the common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.


PROPOSAL 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Directors are elected by a plurality of votes. Your broker has discretionary authority to vote for this proposal if you do not give instruction. Because the number of nominees equals the number of directors to be elected, instructions to "withhold" authority will have no effect on the results of the election.

Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Dr. Ray R. Irani, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani, Rosemary Tomich and Walter L. Weisman to serve for a one-year term ending at the 2007 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. The Board has waived the retirement age requirement with respect to Mr. Maloney and requested that Mr. Maloney serve an additional term. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

The following biographical information is furnished with respect to each of the nominees for election at the 2006 Annual Meeting.

The Board of Directors recommends a vote FOR all of the nominees.

--------------------------------------------------------------------------------

[PHOTO]                  SPENCER ABRAHAM, 53

                         Since September 2005, Mr. Abraham has been Chairman and Chief Executive Officer of The Abraham Group, a new business consulting firm based in Washington D.C., and since 2005, has been a distinguished visiting fellow at the Hoover Institution, a public policy research center headquartered at Stanford University and devoted to the study of politics, economics and political economy as well as international affairs. He served as the Secretary of Energy, United States Department of Energy from 2001 through January 2005. Prior to that, he was a United States Senator, representing the State of Michigan from 1995 to 2001. From 1993 to 1994, he was of counsel to the law firm of Miller, Canfield, Paddock & Stone. He was a co-chairman of the National Republican Congressional Committee from 1991 to 1993 and Chairman of the Michigan Republican Party from 1983 to 1991. Mr. Abraham has a juris doctorate degree from Harvard Law School.

                         Director since 2005

--------------------------------------------------------------------------------

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[PHOTO]                  RONALD W. BURKLE, 53

                         Mr. Burkle is the managing partner and majority owner of The Yucaipa Companies, a private investment firm that invests primarily its own capital and that he co-founded in 1986. He is a trustee of the John F. Kennedy Center for the Performing Arts, a trustee of the J. Paul Getty Trust and a member of the Board of the Carter Center. Mr. Burkle also is a director of KB Home and Yahoo!.

                         Director since 1999

--------------------------------------------------------------------------------

[PHOTO]                  JOHN S. CHALSTY, 72

                         Mr. Chalsty is a principal and has served as Chairman of Muirfield Capital Management LLC, an asset management firm, since 2002. He served as Senior Advisor to Credit Suisse First Boston during 2001, was Chairman of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, from 1996 through 2000 and served as its President and Chief Executive Officer from 1986 to 1996. He also is a director of Metromedia International Group and Republic Properties. Mr. Chalsty is a Trustee of Columbia University and President of Columbia Investment Management Corporation.

                         Director since 1996

--------------------------------------------------------------------------------

[PHOTO]                  EDWARD P. DJEREJIAN, 67

                         Ambassador Djerejian has been founding director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Before that, he had a career in foreign service that included serving as United States Ambassador to Israel from 1993 to 1994, as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993 and as United States Ambassador to the Syrian Arab Republic from 1988 to 1991. Ambassador Djerejian also is a director of Baker Hughes, Inc. and Global Industries, Ltd.

                         Director since 1996

--------------------------------------------------------------------------------

[PHOTO]                  R. CHAD DREIER, 58

                         Since 1994, Mr. Dreier has been Chairman, President and Chief Executive Officer of The Ryland Group, Inc., one of the nation's largest home builders and a leading mortgage finance company. Mr. Dreier was the Chief Financial Officer of Kaufman & Broad (now KB Home) from 1986 to 1993. He worked for the accounting firm of Ernst & Ernst from 1972 to 1975 and qualified as a Certified Public Accountant in California in 1974. Mr. Dreier is Chairman of the Board of Trustees of Loyola Marymount University and a director of Harvard University's Joint Center for Housing Studies.

                         Director since 2002

--------------------------------------------------------------------------------

[PHOTO]                  JOHN E. FEICK, 62

                         Mr. Feick is the Chairman and a major stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. He was President and Chief Executive Officer of Matrix from 1995 to 2003. He also is Chairman and a partner in Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. He was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation, from 1984 to 1994. Mr. Feick also is a director of Fort Chicago Energy Partners LP.

                         Director since 1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[PHOTO]                  DR. RAY R. IRANI, 71

                         Dr. Irani has been Chairman and Chief Executive Officer of Occidental since 1990, President since 2005 and a director since 1984. He served as President from 1984 until July 1996. He was Chief Operating Officer from 1984 to 1990. He was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999, and was Honorary Chairman of the Board from 1999 to 2000. Dr. Irani also is a director of KB Home and Lyondell Chemical Company.

                         Director since 1984

--------------------------------------------------------------------------------

[PHOTO]                  IRVIN W. MALONEY, 75

                         From 1992 until his retirement in 1998, Mr. Maloney was President and Chief Executive Officer of Dataproducts Corporation, which designs, manufactures and markets printers and supplies for computers.

                         Director since 1994

--------------------------------------------------------------------------------

[PHOTO]                  RODOLFO SEGOVIA, 69

                         Mr. Segovia is on the Executive Committee of Inversiones Sanford, a diversified investment group with emphasis in petrochemicals, specialty chemicals and plastics with which he has been affiliated since 1965. A former President of the Colombian national oil company (Ecopetrol) as well as Minister and Senator of the Republic of Colombia, he has been President and Chief Executive Officer of polyvinyl chloride and polypropylene companies. Mr. Segovia is a Trustee of the University of the Andes and serves as an advisor to the Martindale Center of Lehigh University, where he served as a visiting professor.

                         Director since 1994

--------------------------------------------------------------------------------

[PHOTO]                  AZIZ D. SYRIANI, 63

                         Mr. Syriani has served since 2002 as the President and Chief Executive Officer of The Olayan Group, a diversified trading, services and investment organization with activities and interests in the Middle East and elsewhere. From 1978 until 2002, he served as the President and Chief Operating Officer of The Olayan Group. Mr. Syriani is also a director of The Credit Suisse Group. He was Chairman of the Audit Committee of The Credit Suisse Group from April 2002 until April 2004 and since April 2004 has been Chairman of the Compensation Committee.

                         Director since 1983
                         Lead Independent Director since 1999

--------------------------------------------------------------------------------

[PHOTO]                  ROSEMARY TOMICH, 68

                         Miss Tomich has been owner of the Hope Cattle Company since 1958 and the A. S. Tomich Construction Company since 1970. Additionally, she is Chairman of the Board of Directors and Chief Executive Officer of Livestock Clearing, Inc. and was a founding director of the Palm Springs Savings Bank. Miss Tomich serves on the Advisory Board of the University of Southern California School of Business Administration and the Board of Councillors for the School of Letters and Sciences at the University of Southern California and is a Trustee Emeritus of the Salk Institute.

                         Director since 1980

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[PHOTO]                  WALTER L. WEISMAN, 70

                         Since 1988, Mr. Weisman has been involved in private investments and volunteer activities. Prior to 1988, he was Chairman and Chief Executive Officer of American Medical International, a multinational hospital firm. Mr. Weisman is a director of Fresenius Medical Care AG and Vice Chairman and Lead Director of Maguire Properties, Inc. He is past Chairman and a life trustee of the Los Angeles County Museum of Art, Vice Chairman of the Board of the California Institute of Technology, Chairman of the Board of the Sundance Institute and a Trustee of the Samuel H. Kress Foundation.

                         Director since 2002

--------------------------------------------------------------------------------


INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

CORPORATE GOVERNANCE - In 2005, the Board amended and restated its Corporate Governance Policies to reflect regulatory changes as well as the Board's desire to maintain high standards for the governance of the Board and the Committees. The Corporate Governance Policies, together with information about other governance measures, are set forth in Exhibit A and are also available at www.oxy.com.

DIRECTOR EDUCATION - In 2005, two corporate governance training sessions were provided to directors by the University of Southern California Marshall School of Business. All of the directors attended at least one of these sessions. Additional training is scheduled for 2006.

INDEPENDENCE - Each of Miss Tomich and Messrs. Abraham, Burkle, Chalsty, Djerejian, Dreier, Feick, Maloney, Segovia, Syriani and Weisman has been determined by the Board of Directors as meeting the independence standard set forth in Occidental's Corporate Governance Policies (see Exhibit A) and the New York Stock Exchange Listed Company Manual. Except for the Executive Committee, the Charitable Contributions Committee and the Dividend Committee, all committees of the Board are composed of independent directors.

MEETINGS - The Board of Directors held six regular meetings during 2005, including four executive sessions at which no members of management were present. Mr. Syriani, the Lead Independent Director, presided over the executive sessions. Each director, except Mr. Burkle, attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member and all of the directors, except Mr. Chalsty, attended the 2005 Annual Meeting. Attendance at the annual meeting of stockholders is expected of all directors as if it were a regular meeting.

COMMUNICATIONS WITH BOARD MEMBERS - Stockholders and other interested parties may communicate with any director by sending a letter or facsimile to such director's attention in care of Occidental's Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, California 90024; facsimile number 310-443-6977. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless the director to whom the correspondence is addressed has requested the Corporate Secretary to forward correspondence unopened.

LEAD INDEPENDENT DIRECTOR AND COMMITTEES - The Board of Directors has a Lead Independent Director and seven standing committees: Executive; Audit; Corporate Governance, Nominating and Social Responsibility; Charitable Contributions; Dividend; Executive Compensation and Human Resources; and Environmental, Health and Safety. The Audit Committee Charter, the Executive Compensation and Human Resources Committee Charter and the Corporate Governance, Nominating and Social Responsibility Committee Charter and the enabling resolutions for each of the other committees are available at www.oxy.com. The general duties of the Lead Independent Director and the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

--------------------------------   ------------------------------------------------------------------------   ------------------
                                                                                                                  MEETINGS OR
                                                                                                              WRITTEN ACTIONS IN
        NAME AND MEMBERS                                      RESPONSIBILITIES                                       2005
--------------------------------   ------------------------------------------------------------------------   ------------------
LEAD INDEPENDENT DIRECTOR          o  coordinates the activities of the independent directors                 Not applicable
                                   o  advises the Chairman on the schedule and agenda for Board
Aziz D. Syriani                       meetings
                                   o  assists in assuring compliance with Occidental's Corporate
                                      Governance Policies
                                   o  assists the Executive Compensation and Human Resources
                                      Committee in evaluating the Chairman's performance
                                   o  recommends to the Chairman membership of the various Board committees

--------------------------------   ------------------------------------------------------------------------   ------------------
                                                                                                                  MEETINGS OR
                                                                                                              WRITTEN ACTIONS IN
        NAME AND MEMBERS                                      RESPONSIBILITIES                                       2005
--------------------------------   ------------------------------------------------------------------------   ------------------
EXECUTIVE COMMITTEE                o  exercises the powers of the Board with respect to the management        1 written action
                                      of the business and affairs of Occidental between meetings of the
Dr. Ray R. Irani (Chair)              Board
Irvin W. Maloney
Rodolfo Segovia
Aziz D. Syriani
Rosemary Tomich


CORPORATE GOVERNANCE,              o  recommends candidates for election to the Board                         6 meetings
NOMINATING AND SOCIAL              o  is responsible for the periodic review and interpretation of
RESPONSIBILITY COMMITTEE              Occidental's Governance Policies and consideration of other governance issues
Edward P. Djerejian                o  oversees the evaluation of the Board and management
Rodolfo Segovia                    o  reviews Occidental's policies, programs and practices on social
Aziz D. Syriani (Vice Chair)          responsibility, including the Corporate Matching Gift policies
Rosemary Tomich (Chair)            o  oversees compliance with Occidental's Human Rights Policy
Walter L. Weisman
                                   See page 27 for information on how nominees are selected and instructions on how to recommend nominees for the Board.


ENVIRONMENTAL, HEALTH AND SAFETY   o  reviews and discusses with management the status of health,             5 meetings
COMMITTEE                             environment and safety issues, including compliance with applicable laws and regulations
Spencer Abraham                    o  reviews the results of internal compliance reviews and remediation
Edward P. Djerejian                   projects
John E. Feick                      o  reports periodically to the Board on environmental, health and safety
Rodolfo Segovia (Chair)               matters affecting Occidental and its subsidiaries
Rosemary Tomich
Walter L. Weisman


AUDIT COMMITTEE                    All of the members of the Audit Committee are independent as defined in    8 meetings
                                   the New York Stock Exchange Listed Company Manual. All of the
R. Chad Dreier                     members of the Audit Committee are financially literate and the Board
John E. Feick                      has determined that Mr. Dreier meets the Securities and Exchange
Irvin W. Maloney                   Commission's definition of "audit committee financial expert." The Audit
Aziz D. Syriani (Chair)            Committee Report with respect to Occidental's financial statements is on
Rosemary Tomich (Vice Chair)       page 21.

                                   The primary duties of the Audit Committee are as follows:

                                   o  hires the independent auditors to audit the consolidated financial statements, books, records and accounts of Occidental and its subsidiaries
                                   o  discusses the scope and results of the audit with the independent auditors
                                   o  discusses Occidental's financial accounting and reporting principles and the adequacy of Occidental's internal accounting, financial and operating controls with the auditors and with management
                                   o  reviews all reports of internal audits submitted to the Audit
                                      Committee and management's actions with respect thereto
                                   o  reviews the appointment of the senior internal auditing executive
                                   o  oversees all matters relating to Occidental's Code of Business
                                      Conduct compliance program


CHARITABLE CONTRIBUTIONS           o  oversees charitable contributions made by Occidental and its            5 meetings
                                      subsidiaries
Dr. Ray R. Irani
Irvin W. Maloney
Rosemary Tomich (Chair)

--------------------------------   ------------------------------------------------------------------------   ------------------
                                                                                                                  MEETINGS OR
                                                                                                              WRITTEN ACTIONS IN
        NAME AND MEMBERS                                      RESPONSIBILITIES                                       2005
--------------------------------   ------------------------------------------------------------------------   ------------------
DIVIDEND COMMITTEE                 o  has authority to declare the quarterly cash dividend on the Common      None
Dividend Committee                    Stock

Dr. Ray R. Irani
Aziz D. Syriani


EXECUTIVE COMPENSATION AND         o  reviews and approves the corporate goals and objectives relevant to     5 meetings
HUMAN RESOURCES COMMITTEE             the compensation of the Chief Executive Officer ("CEO"), evaluates      including 3
                                      the CEO's performance and determines and approves the CEO's             executive
Ronald W. Burkle                      compensation level                                                      sessions with no
John S. Chalsty (Chair)            o  reviews and approves the annual salaries, bonuses and other             members of
R. Chad Dreier                        benefits of all other executive officers                                management
Irvin W. Maloney (Vice Chair)      o  administers Occidental's stock-based incentive compensation plans       present
Rosemary Tomich                    o  periodically reviews the performance of the plans and their rules
                                   o  reviews new executive compensation programs
                                   o  periodically reviews the operation of existing executive compensation programs as well as policies for the administration of executive compensation
                                   o  reviews annually director compensation

                                   The Executive Compensation and Human Resources Committee's report on executive compensation begins on page 16.

COMPENSATION OF DIRECTORS

For 2005, each non-employee director was paid a retainer of $50,000 per year, plus $2,000 for each meeting of the Board of Directors or of its committees he or she attended ($1,250 for meetings prior to the 2005 Annual Meeting) and received an annual grant of 2,500 shares of Common Stock, plus an additional 400 shares of Common Stock for each committee he or she chaired or for serving as lead independent director. Commencing with the term following the 2006 Annual Meeting, the retainer will be $60,000 per year. The following chart sets forth the amounts paid and shares issued to each of the non-employee directors in 2005.

                                                                               Restricted Stock Award
        Name                 Annual Retainer          Attendance Fees             (# of Shares) (1)
        ---                  ---------------          ---------------             -----------------
Spencer Abraham                  $37,500                  $14,000                       2,500
Ronald W. Burkle                 $50,000                  $13,000                       2,500
John S. Chalsty                  $50,000                  $19,000                       2,900
Edward P. Djerejian              $50,000                  $27,500                       2,500
R. Chad Dreier                   $50,000                  $28,750                       2,500
John E. Feick                    $50,000                  $32,750                       2,500
Irvin W. Maloney                 $50,000                  $41,250                       2,500
Rodolfo Segovia                  $50,000                  $28,750                       2,900
Aziz D. Syriani                  $50,000                  $30,000                       3,300
Rosemary Tomich                  $50,000                  $59,500                       3,300
Walter L. Weisman                $50,000                  $28,750                       2,500

     (1) Per the terms of the 1996 Restricted Stock Plan for Non-Employee Directors, the Restricted Stock Awards were granted on May 9, 2005. The closing price of a share of Occidental's Common Stock on the day of grant as reported on the New York Stock Exchange-Composite Transactions was $70.70. The shares may not be sold or transferred during the director's period of service as a member of the Board.

Directors are eligible to participate on the same terms as Occidental employees in the Occidental Petroleum Matching Gift Program, which matches contributions made by employees up to an aggregate of $50,000 per year to institutions of higher learning and arts and cultural organizations. In 2005, Occidental made matching contributions aggregating $25,000 on behalf of Mr. Chalsty, $50,000 on behalf of Mr. Dreier, $50,000 on behalf of Mr. Segovia, and $26,754 on behalf of Mr. Weisman. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make use of company aircraft on the same terms applicable to executive officers of Occidental. Mr. Syriani used company aircraft in 2005 for three personal flights for which he reimbursed the company at the standard industry fare level. Occidental does not provide deferred compensation or retirement plans for non-employee directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental's executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental's equity securities are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2005, all persons required to report complied with the Section 16(a) requirements except for James Lienert, Executive Vice President, Finance and Planning, who filed a Form 4 that inadvertently omitted the exercise of a stock option, and who recently discovered that his initial Form 3 filed in 2004 did not reflect shares credited to him due to the correction of an error in tax calculations. Both instances were due to administrative errors in the preparation of the reports by Occidental on behalf of Mr. Lienert.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

At the close of business on March 6, 2006, the beneficial owners of common stock shown below were the only persons known to Occidental to be the beneficial owners of five percent or more of the outstanding voting securities of Occidental.

-------------------------------   --------------   -----------   --------------   --------------   --------------   ----------
                                                    PERCENT OF
                                     NUMBER OF     OUTSTANDING        SOLE            SHARED            SOLE          SHARED
                                      SHARES          COMMON         VOTING           VOTING         INVESTMENT     INVESTMENT
NAME AND ADDRESS                      OWNED           STOCK          SHARES           SHARES           SHARES         SHARES
-------------------------------   --------------   -----------   --------------   --------------   --------------   ----------
AXA Financial Inc.                21,152,565 (1)        5.3%(1)  13,016,909 (1)    2,206,010 (1)   21,140,145 (1)   12,420 (1)
1290 Avenue of the Americas
New York, New York 10104

Barclays Global Investors, N.A.   29,034,297 (2)     7.23%(2)    25,628,344 (2)            0 (2)   29,034,247 (2)        0 (2)
45 Fremont Street
San Francisco, California 94105

Barrow, Hanley, Mewhinney         21,508,915 (3)     5.35%(3)     5,408,225 (3)   16,028,690 (3)   21,508,415 (3)        0 (3)
& Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue
Dallas, Texas 75024-2429

-------------------------------   --------------   -----------   --------------   --------------   --------------   ----------

     (1) Pursuant to Amendment No. 6 to Schedule 13G, filed as of February 14, 2006 with the Securities and Exchange Commission.

     (2) Pursuant to Schedule 13G, filed as of January 26, 2006 with the Securities and Exchange Commission.

     (3) Pursuant to Schedule 13G, filed as of February 7, 2006 with the Securities and Exchange Commission.

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2006, by each of the named executive officers, the directors of Occidental, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental's Corporate Governance Policies (see Exhibit A). The executive officers are subject to stock ownership guidelines, which range from two to ten times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and current executive officers were in compliance with the guidelines as of February 28, 2006.

----------------------   -----------         ----------   -----------   ------------   -----------   -----------   ----------
                         SOLE VOTING                                                    PERCENT OF   RESTRICTED/
                             AND                                        TOTAL SHARES   OUTSTANDING   PERFORMANCE    DEFERRED
                          INVESTMENT         RESTRICTED   EXERCISABLE   BENEFICIALLY     COMMON         STOCK        STOCK
NAME                      SHARES (1)         SHARES (2)   OPTIONS (3)     OWNED (4)     STOCK (5)     UNITS (6)     UNITS (7)
----------------------   -----------         ----------   -----------   ------------   -----------   -----------   ----------
Spencer Abraham                   0               1,731           N/A          1,731                         N/A          N/A
Ronald W. Burkle             10,000              17,000           N/A         27,000                         N/A          N/A
John S. Chalsty               5,000              12,258           N/A         17,258                         N/A          N/A
Stephen I. Chazen           103,548                   0       870,362        973,910                     301,741      474,068
Donald P. de Brier           73,299                   0       414,145        487,444                     119,461      292,908
Edward P. Djerejian           1,573              17,606           N/A         19,179                         N/A          N/A
R. Chad Dreier                7,000               8,333           N/A         15,333                         N/A          N/A
John E. Feick                 1,000              17,000           N/A         18,000                         N/A          N/A
Ray R. Irani                409,666                   0     3,540,095      3,949,761                     964,756    1,541,137
Irvin W. Maloney              5,371              18,550           N/A         23,921                         N/A          N/A
John W. Morgan (8)           80,680                   0       301,718        382,398                     112,908      187,621
R. Casey Olson               23,871                   0        16,668         40,539                      60,877       22,153
Rodolfo Segovia (9)           9,855              19,095           N/A         28,950                         N/A          N/A
Aziz D. Syriani               1,000              19,100           N/A         20,100                         N/A          N/A
Rosemary Tomich               4,500              20,550           N/A         25,050                         N/A          N/A
Walter L. Weisman             2,000               9,167           N/A         11,167                         N/A          N/A
----------------------   -----------         ----------   -----------   ------------   -----------   -----------   ----------
All executive officers
and directors as a          822,397 (8)(9)      158,659     5,419,333      6,400,389         1.49%     1,721,974    2,693,021
group (20 persons)
----------------------   -----------         ----------   -----------   ------------   -----------   -----------   ----------

     (1) Includes shares held through the Occidental Petroleum Corporation Savings Plan.

     (2) For non-employee directors, includes shares for which investment authority has not vested under the 1996 Restricted Stock Plan.

     (3)  Includes options which will be exercisable within 60 days.

     (4)  Total is the sum of the first three columns.

     (5)  Unless otherwise indicated, less than one percent.

     (6) Includes the restricted stock unit awards and target award under performance stock grants made pursuant to the 2001 Incentive Compensation Plan and 2005 Long-Term Incentive Plan. Until the restricted or performance period ends, as applicable, and, in the case of performance awards, the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the restricted stock units during the restricted period and on the target share amount during the performance period.

     (7) Includes shares earned under restricted stock and performance stock awards that were deferred at the end of the restricted or performance period, as applicable. During the deferral period, dividend equivalents are paid in cash or accrued as additional stock units depending on the participant's deferral election.

     (8)  Includes 400 shares held by Mr. Morgan's wife.

     (9) Includes 7,044 shares held by Mr. Segovia as trustee for the benefit of his children.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

In 1994 and 1995, the Occidental Board of Directors approved split-dollar arrangements with senior executives of Occidental, all of which were disclosed in previous proxy statements. Under the split-dollar arrangements, the executives forfeited all or part of their vested retirement benefits under the Supplemental Retirement Plan and the Senior Executive Supplemental Retirement Plan (which was subsequently merged with the Supplemental Retirement Plan) in exchange for Occidental's agreement to purchase split-dollar life insurance policies with a stated death benefit. Occidental retains all ownership of and interest in the cash surrender values of the life insurance policies and the insured senior executive reimburses Occidental annually for the economic benefit of the term life insurance coverage provided under the split-dollar arrangements. If a policy is ever surrendered, Occidental would recover the greater of the cash surrender value of such policy or the premiums paid by Occidental in connection with that policy. Upon the death of the insured senior executive, or the death of the survivor of the insured senior executive and his spouse in the case of a survivorship policy, Occidental will receive all proceeds of the life insurance policy in excess of the fixed dollar amount payable to beneficiaries designated by the insured senior executive. The proceeds receivable by Occidental under each policy will be an amount not less than the premiumspaid by Occidental under the split-dollar arrangements in connection with that policy. Over the ensuing ten years, the policies acquired in connection with the split-dollar arrangements did not perform as originally illustrated, resulting in a reduced death benefit. Therefore, the Board of Directors in 2005 authorized Occidental to make an additional premium payment on the policies subject to the split-dollar arrangements in order to ensure that the policies will not lapse prior to the earlier of their surrender or the death of the insureds. The additional premium paid by Occidental in 2005 on the policies relating to Dr. Irani totalled $2,046,609.


EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION TABLES

Set forth below are tables showing: (1) in summary form, the compensation paid, for the years shown in the table, to Dr. Irani and the four other highest-paid executive officers of Occidental serving as executive officers on December 31, 2005; (2) the stock appreciation rights granted to such executives in 2005; (3) exercise and year-end value information pertaining to stock options and stock appreciation rights granted to such executives; and (4) long-term incentive plan awards granted and paid to such executives with respect to their performance through 2005. The compensation tables should be read in conjunction with The Report of the Executive Compensation and Human Resources Committee (see page
16), which explains Occidental's compensation philosophy and provides information about the compensation decisions made with respect to 2005.

                                                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                       Long-Term Compensation
                           --------------------------------------     ----------------------------------------
                                                                                 Awards              Payouts
                                                                      ---------------------------  -----------
                                                         Other         Restricted    Securities
                                                        Annual           Stock       Underlying        LTIP        All Other
Name and                      Salary       Bonus     Compensation(1)    Award(s)(2)  Options/SARs    Payouts(3)  Compensation
Principal Position   Year      ($)          ($)           ($)              ($)           (#)           ($)            ($)
-------------------  ----  -----------  -----------  ------------     ------------   ------------  -----------   ------------
Ray R. Irani,        2005  $ 1,300,000  $ 3,640,000  $  1,098,613(4)  $ 30,900,180        750,000  $10,561,324   $  1,494,327(5)
Chairman             2004  $ 1,300,000  $ 3,380,000  $    443,810(4)  $ 16,850,800        700,000  $ 7,681,905   $  1,279,671(5)
President and Chief  2003  $ 1,300,000  $ 3,120,000  $    384,625(4)  $ 11,357,096        700,000  $ 7,636,442   $  1,297,879(5)
Executive Officer

Stephen I. Chazen,   2005  $   720,000  $ 1,200,000  $          0     $ 10,494,520        400,000  $ 2,274,898   $    525,585(6)
Senior EVP and       2004  $   654,545  $ 1,152,000  $          0     $  5,147,700        320,000  $ 1,772,813   $    458,888(6)
Chief Financial      2003  $   600,000  $   900,000  $          0     $  3,240,428        300,000  $ 1,669,773   $    447,645(6)
Officer

Donald P. de Brier,  2005  $   551,000  $   675,000  $          0     $  2,458,680        140,000  $ 2,089,898   $    274,792(7)
EVP, General         2004  $   551,000  $   675,000  $          0     $  1,988,190        140,000  $ 1,628,108   $    243,885(7)
Counsel and          2003  $   551,000  $   650,000  $          0     $  1,620,992        150,000  $ 1,547,128   $    244,570(7)
Secretary

John W. Morgan,      2005  $   525,000  $   700,000  $          0     $  2,870,190        140,000  $ 1,668,230   $    189,972(8)
EVP and President-   2004  $   492,273  $   650,000  $          0     $  2,044,700        140,000  $ 1,300,145   $    163,247(8)
Oil and Gas,         2003  $   465,000  $   550,000  $          0     $  1,540,217        120,000  $ 1,225,997   $    154,360(8)
Western Hemisphere

R. Casey Olson       2005  $   477,500  $   600,000  $          0     $  2,623,630        100,000  $   851,968   $    135,866(9)
EVP and President-   2004  $   398,727  $   400,000  $          0     $    591,840         50,000  $   328,436   $    104,563(9)
Oil and Gas,         2003  $   360,200  $   290,000  $          0     $    373,560         45,000  $   268,819   $     96,169(9)
Eastern Hemisphere
------------------------------------------------------------------------------------------------------------------------------

     (1) Includes for 2005 only the cost of security services that Occidental believes are required to safeguard its executive officers. The named executive officers reimburse Occidental for any personal use of company aircraft, including guests accompanying an executive on a flight being taken by the executive for a business purpose, at the standard industry fare level, which rate is intended to approximate first class airfare. The amounts in this column include the excess, if any, of the estimated incremental cost of using the aircraft and the amount reimbursed by the executive. A zero in the column means that the executive did not receive perquisites or other personal benefits, securities or property exceeding $50,000 in the aggregate during that year.

     (2) Includes restricted stock unit awards made in July and December 2005 to the executive officers listed pursuant to the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, subject to a three-year vesting period for the July award and a five-year vesting period for the December award, which in each case, will be accelerated in the event of a change of control (as defined in the 2005 Long-Term Incentive Plan). During the vesting period, dividend equivalents are credited on the restricted stock units in an amount equal to the per share dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantee. As of December 31, 2005, Dr. Irani held an aggregate of 514,783 restricted shares and units, having a value of $41,120,866; Mr. Chazen 256,916 shares and units, having a value of $20,522,450; Mr. de Brier 85,333 shares and units, having a value of $6,816,400; Mr. Morgan 82,083 shares and units, having a value of $6,556,790; and Mr. Olson 44,000 shares and units having a value of $3,514,720.

     (3) The payout was determined based on a peer company comparison of total stockholder return. See "Report of the Executive Compensation and Human Resources Committee" on page 16.

     (4) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $70,421, $74,962 and $80,125 for club dues; $360,178, $364,048 and
$304,500 for financial counseling (see description on page 15); $69,168 and $4,800 (2005 and 2004 only) for excess of estimated incremental cost of aircraft usage over reimbursement amount and $ 566,917 for security (2005 only).

     (5) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $108,200, $108,607 and $92,499 of director's fees paid by equity investees of Occidental (includes the value, as of the date of award, of restricted stock units received from Lyondell Chemical Company, in addition to cash retainer and deferred dividends); $12,600, $12,300 and $12,000 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the "Savings Plan"); $16,400 and $16,000 credited pursuant to the Occidental Petroleum Corporation Retirement Plan (the "Retirement Plan"), a tax-qualified, defined contribution plan that provides retirement benefits for salaried employees of Occidental and certain of its subsidiaries (2004 and 2003 only); $625,770, $578,590 and $563,750 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan (the "Supplemental Retirement Plan") described on page 15; $713,451, $529,468 and $579,583 of accrued interest on deferred compensation, (see page 15 for a description of the Deferred Compensation Plan); $32,500, $32,500 and $32,500 for term life insurance premiums; and $1,806, $1,806 and $1,547 for excess liability insurance premiums (see description on page 15).

     (6) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $108,200, $108,607 and $92,499 of directors fees paid by equity investees of Occidental, (includes the value as of the date of award of restricted stock units received from Lyondell Chemical Company in addition to cash retainer); $12,600, $12,300 and $12,000 credited pursuant to the Savings Plan; $15,700 and $16,000 (2004 and 2003 only) credited pursuant to the Retirement Plan; $252,270, $194,772 and $172,850 credited pursuant to the Supplemental Retirement Plan; $150,709, $125,703 and $152,749 of accrued interest on deferred compensation; and $1,806, $1,806 and $1,547 for excess liability insurance premiums.

     (7) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $12,600, 12,300 and $12,000 credited pursuant to the Savings Plan; $16,400 and $16,000 credited pursuant to the Retirement Plan (2004 and 2003 only); $164,103, $145,123 and $139,883 credited pursuant to the Supplemental Retirement Plan; $34,005, $34,005 and $34,005 for term life insurance premiums; $62,278, $34,251 and $41,135 of accrued interest on deferred compensation; and $1,806, $1,806 and $1,547 for excess liability insurance premiums.

     (8) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $12,523, $12,300 and $12,000 credited pursuant to the Savings Plan; $14,404 and $16,000 credited pursuant to the Retirement Plan (2004 and 2003 only); $144,249, $117,730 and $105,742 credited pursuant to the Supplemental Retirement Plan; $19,874, $13,767 and $15,831 of accrued interest on deferred compensation; $1,806, $1,806 and $1,547 for excess liability insurance premiums; and $11,520, $3,240 and $3,240 credited pursuant to the Occidental Petroleum Corporation Deferred Compensation Plan to compensate for the matching contribution not made under the Savings Plan because of the deferral of a portion of base salary ("DCP Savings Match").

     (9) Includes for 2005, 2004 and 2003, respectively, unless otherwise noted: $12,405, $12,300 and $12,000 credited pursuant to the Savings Plan; $15,577 and $16,000 credited pursuant to the Retirement Plan (2004 and 2003 only); $117,885, $74,880 and $66,622 credited pursuant to the Supplemental Retirement Plan; $1,806, $1,806 and $1,547 for excess liability insurance premiums; and $3,770 in relocation benefits (2005 only).

                                            OPTION/SAR GRANTS IN 2005
----------------------------------------------------------------------------------------------------------------
                         Number                                                       Potential Realizable Value
                     of Securities   Percent of Total                                  at Assumed Annual Rates
                       Underlying      Options/SARs                                  of Stock Price Appreciation
                      Options/SARs      Granted to      Exercise or                        for Option Term (4)
                        Granted (1)    Employees in      Base Price(2)  Expiration   ---------------------------
Name                      (#)              2005          ($/Share)         Date(3)        5%           10%
------------------   -------------   ----------------   -----------     ----------   ------------   ------------
Ray R. Irani               750,000             38.85%        $81.61        7/13/15   $ 38,493,068   $ 97,548,992
Stephen I. Chazen          400,000             20.72%        $81.61        7/13/15   $ 20,529,636   $ 52,026,129
Donald P. de Brier         140,000              7.25%        $81.61        7/13/15   $  7,185,373   $ 18,209,145
John W. Morgan             140,000              7.25%        $81.61        7/13/15   $  7,185,373   $ 18,209,145
R. Casey Olson             100,000              5.18%        $81.61        7/13/15   $  5,132,409   $ 13,006,532
------------------   -------------   ----------------   -----------     ----------   ------------   ------------

     (1) In July 2005, each of the named executive officers, received a grant of Stock Appreciation Rights (SARs). The SARs were granted subject to a three-year vesting period, with approximately one-third of each grant becoming exercisable each year commencing on the first anniversary of the grant date and ending on the third anniversary. The SARs represent the right to receive shares of common stock having a value equal to the excess, if any, of the fair market value at the date of exercise of the number of shares of common stock equal to the number of SARs being exercised over the fair market value of such shares of common stock on the date of grant. As a result, the number of shares of common stock received upon exercise will always be less than the number of SARs exercised. The vesting and exercisability of the SARs will be accelerated in the event of a Change of Control (as defined in the 2005 Long-Term Incentive Compensation Plan).

     (2) SARs are granted at market price on the day of the grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

     (3) The SARs were granted for terms of 10 years. Upon the termination of the recipient's employment, the SARs continue to vest and remain exercisable (depending on the cause of termination) for a period of up to the remaining term of each SAR. However, under the provisions of his employment agreement, the SARs granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement and are then exercisable for the remaining term of the award. Under the terms of their respective employment agreements, the SARs granted to Messrs. Chazen and de Brier continue to vest in the event of termination by Occidental other than for cause and are exercisable for the remaining term of the agreement. See "Employment Agreements" below.

     (4) The dollar amounts in these columns are the result of calculations at the 5 percent and 10 percent annual appreciation rates for the term of the SARs (10 years) as required by the Securities and Exchange Commission, and therefore are not intended to predict future appreciation, if any, in the price of Occidental common stock.

                                   AGGREGATED OPTIONS/SAR EXERCISES IN 2005
                                    AND DECEMBER 31, 2005 OPTION/SAR VALUES
---------------------------------------------------------------------------------------------------------------
                                                       Number of Securities            Value of Unexercised
                                                      Underlying Unexercised        In-the-Money Options/SARs
                        Shares                       Options/SARs at 12/31/05              at 12/31/05(2)
                       Acquired        Value      -----------------------------   -----------------------------
                     on Exercise     Realized(1)   Exercisable    Unexercisable    Exercisable    Unexercisable
Name                     (#)            ($)            (#)             (#)             ($)             ($)
------------------   -----------   ------------   -------------   -------------   -------------   -------------
Ray R. Irani             777,000   $ 37,562,444       3,540,095       1,449,999   $ 182,065,081   $  25,636,297

Stephen I. Chazen        349,934   $ 18,065,254         870,362         713,332   $  43,036,416   $  11,394,426

Donald P. de Brier       136,720   $  6,900,507         414,145         283,332   $  20,551,017   $   5,289,726

John W. Morgan           345,559   $ 17,392,647         301,718         273,332   $  14,658,277   $   4,802,226

R. Casey Olson            30,000   $  1,566,600          16,668         148,332   $     509,374   $   1,749,876
------------------   -----------   ------------   -------------   -------------   -------------   -------------

     (1) Represents the difference between the closing price of the common stock on the New York Stock Exchange on the exercise date and the option exercise price.

     (2) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the common stock on the New York Stock Exchange at December 31, 2005 and the option exercise price.

                                LONG-TERM INCENTIVE PLAN -- AWARDS IN 2005(1)
-------------------------------------------------------------------------------------------------------------
                                                                       Estimated Future Payouts Under
                                         Performance or Other            Non-Stock Price-Based Plans
                     Number of Shares,          Period          ---------------------------------------------
                          Units or        Until Maturation or     Threshold         Target         Maximum
Name                  Other Rights (#)          Payout          (# of shares)   (# of shares)   (# of shares)(2)
------------------   -----------------   --------------------   -------------   -------------   -------------
Ray R. Irani                    33,414             4 years (3)              0          33,414          66,828

Stephen I. Chazen               11,104             4 years (4)              0          11,104          22,208

Donald P. de Brier               6,609             4 years (4)              0           6,609          13,218

John W. Morgan                   6,747               4 years                0           6,747          13,494

R. Casey Olson                   3,856               4 years                0           3,856           7,712
------------------   -----------------   --------------------   -------------   -------------   -------------

     (1) Performance Stock Awards were made in January 2005 pursuant to the 2001 Incentive Compensation Plan. The number of shares received at the end of the performance period will depend on the attainment of performance objectives based on a peer company comparison of total stockholder return. Depending on Occidental's ranking among its peers and subject to the grantee remaining employed throughout the performance period, the grantee receives an amount ranging from 0 percent to 200 percent of the Target Share Award; provided, however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period after such event. During the performance period, dividend equivalents are credited on the Target Shares in an amount equal to the per share dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantees. In the event of a Change of Control (as defined in the 2001 Incentive Compensation Plan), the grantee's right to receive the number of Target Shares becomes nonforfeitable.

     (2) Awards earned in excess of the target shares will be paid out in cash in an amount equal to the closing price of the common stock on the New York Stock Exchange on the date of certification of the attainment of the performance goals.

     (3) Under the terms of his employment agreement, any long-term incentive awards granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement. See "Employment Agreements" below.

     (4) Under the terms of their respective employment agreements, the performance period for the entire award granted to Messrs. Chazen and de Brier continues in the event of termination without cause for the remaining term of the agreement. See "Employment Agreements" below.


EMPLOYMENT AGREEMENTS

The following are summaries of the employment agreements between Occidental and the executive officers named in the Compensation Tables, except Mr. Morgan and Mr. Olson, who do not have employment agreements. Copies of the agreements are available as exhibits to Occidental's periodic reports filed with the Securities and Exchange Commission.

DR. IRANI - On February 10, 2005, Occidental Petroleum Corporation ("Occidental") entered into an amended and restated employment agreement with Dr. Irani. The agreement, as amended, is for a term expiring on the earlier of Occidental's 2010 Annual Meeting of Stockholders or May 30, 2010, with an annual salary at a minimum rate of $1,300,000, subject to annual increase (and, as part of across-the-board reductions for other officers, decrease), as well as an annual cash bonus, in each case at the reasonable discretion of the Board of Directors and the Executive Compensation and Human Resources Committee (the "Committee"). Salary increase and bonuses may be paid at the discretion of the Committee in cash, common stock or a combination thereof. In addition, Dr. Irani is eligible to participate in Occidental's group life insurance, medical and dental care (including coverage for his wife and children), disability, retirement, personal savings account, deferred compensation and other plans or benefits which Occidental may provide for employees and other senior executives. During the term and thereafter until his death, Dr. Irani will receive life insurance at least equal to three times his highest career annual salary, which life insurance shall be assignable at Dr. Irani's option. Prior to retirement, Dr. Irani will receive six weeks paid vacation each calendar year (which will accrue and for which he will be entitled to be paid for any accrued but unused vacation time upon termination of the agreement) and the minimum perquisites to which he was entitled prior to November 30, 2000. See also footnote (4) to the Summary Compensation Table on page 14 for information on perquisites received by Dr. Irani.

Following his retirement or upon the termination of his employment by Occidental, Dr. Irani will continue to receive medical and dental benefits no less favorable than those provided prior to his retirement or termination and his existing perquisites, including the personal tax, accounting and financial planning services currently provided to him. Upon retirement, notwithstanding the provisions of the award agreements, all of Dr. Irani's unvested stock options, SARs and restricted stock awards will immediately vest and become exercisable and his performance stock awards will become immediately vested and fully payable. If the agreement is terminated due to Dr. Irani's death, Dr. Irani's estate will be entitled to a pro rata portion of any bonus he was eligible to receive for the year of his death. If Dr. Irani is married at the time of his death, his wife will be entitled, for the remainder of her life, to continuation of medical benefits. If Dr. Irani is terminated by Occidental for any reason, or if Dr. Irani terminates employment because Occidental materially breaches the agreement, Dr. Irani is entitled to receive three times his highest annual salary and bonus for any calendar year commencing with January 1, 2000 (subject to certain offsets of disability benefits in the case of termination due to disability), without obligation to mitigate, payable in an undiscounted lump sum not later than two and one half months from the end of the calendar year in which the termination occurs. In such event of termination, Dr. Irani is also entitled to receive his medical, dental, welfare and life insurance benefits; his existing perquisites and the full and immediate vesting of his restricted stock, stock options and any other long-term incentive benefits; provided that the options or stock appreciation rights shall be exercisable as if he had retired on such date. If after termination of his employment Dr. Irani is not eligible to participate in Occidental's benefit plans as contemplated by his employment agreement, then Occidental will provide Dr. Irani with substantially equivalent benefits and will reimburse him for any additional tax liabilities incurred by him as a result of his receipt of such benefits. If Occidental materially breaches the agreement and does not cure the breach after notice thereof, Dr. Irani may terminate his employment and treat such occurrence as if it were a termination by Occidental; provided that it shall not be a material breach if, following the merger or sale of Occidental or substantially all of its assets, Dr. Irani continues to have substantially the same executive duties and reports to the acquirer's board of directors. The agreement also holds Dr. Irani harmless from the effects of any excise or other taxes payable under or as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986 or comparable state law by reason of a change of control, including taxes payable on any amounts paid pursuant to this hold harmless provision. During and after the term of the agreement, Dr. Irani is entitled to the payment of all legal fees other than those of a purely personal nature. In addition, the agreement provides for additional indemnification for Dr. Irani to the fullest extent permitted by applicable law and for Occidental to maintain Directors' and Officers' liability insurance with policy limits aggregating not less than $100 million, insuring Dr. Irani against occurrences which occur during the term of the agreement.

MR. CHAZEN - On January 13, 2005, Occidental Petroleum Corporation entered into a new employment agreement with Mr. Chazen, replacing his prior agreement which would have terminated in October 2005. The new agreement is for a term expiring in January 2010, and provides for an annual salary of not less than $720,000. In addition, the agreement provides that Mr. Chazen will be eligible to participate in all benefit programs as are generally applicable to all salaried employees and senior executives during the term of the agreement. Mr. Chazen may terminate the agreement at any time upon 60 days notice. Occidental may discharge Mr. Chazen and terminate the agreement for material cause without severance or other pay upon 30 days' written notice. If Mr. Chazen's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. Chazen the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. Chazen will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable over a two-year compensation period. During the compensation period, Mr. Chazen will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise stock options and stock appreciation rights previously granted him that are or become exercisable. Following the compensation period, Mr. Chazen will continue as a consultant to Occidental until January 2010, at an annual salary of $50,000. During the compensation period and any consultancy period, any stock-based awards granted prior to Mr. Chazen's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.

MR. DE BRIER - Mr. de Brier has an employment agreement with Occidental for a term expiring in May 2008, providing for an annual salary of not less than $551,000. If Mr. de Brier's employment is terminated as a result of incapacity and he is a participant in and qualifies for benefits under Occidental's Long-Term Disability Plan, Occidental will pay Mr. de Brier the difference between 60 percent of his annual salary and the maximum annual disability benefit, for so long as he remains eligible to receive disability benefits. In the event he is terminated without cause, Mr. de Brier will receive an amount equal to twice the sum of his highest base salary and annual cash bonus target, which amount is payable in equal monthly installments over a two-year compensation period. During the compensation period, Mr. de Brier will continue to be eligible to participate in all employee benefit plans available to salaried employees and senior executives and to exercise options previously granted him that are or become exercisable. During the compensation period, any stock awards granted prior to Mr. de Brier's termination will continue to vest in the same manner and in the same amounts as if he continued as a full-time employee.

BENEFIT PLANS

The following is a summary of the benefit plans made available to executives and other eligible employees of Occidental.

DEFERRED COMPENSATION PLAN - The Occidental Petroleum Corporation 2005 Deferred Compensation Plan permits executives and other eligible employees to defer up to 75 percent of their base salaries and up to 100 percent of their annual incentives each year. Deferral elections are irrevocable and must be made prior to the period during which the deferred compensation will be earned. Deferred amounts earn interest equal to Moody's Long-Term Corporate Bond Index Monthly Average Corporates plus 3 percent. Payment of deferred amounts generally commences at retirement. All compensation deferrals made prior to 2005 continue to be governed by the Occidental Petroleum Corporation Deferred Compensation Plan, which was in effect prior to the adoption of the 2004 American Jobs Creation Act (the "Jobs Creation Act") and, which is substantially the same as the new plan. As of December 31, 2005, the aggregate deferred compensation under both plans, including the above-market portion of accrued interest reported under "All Other Compensation" in the Summary Compensation Table, for Dr. Irani was $28,832,579, Mr. Chazen $6,175,601, Mr. de Brier $2,325,330 and Mr. Morgan $886,840.

DEFERRED STOCK PROGRAM - The Occidental Petroleum Corporation 2005 Deferred Stock Program permits executives to defer the receipt of qualifying stock awards. Deferral elections are irrevocable and must be made 12 months prior to the completion of the performance period that relates to performance-based awards. The program also covers stock awards which provide for mandatory deferral upon vesting. Deferred share units earn dividend equivalents that may be paid currently in cash or reinvested as additional deferred share units. Payment of deferred share units generally commences at retirement. All stock deferrals made prior to 2005 continue to be governed by the Occidental Petroleum Corporation Deferred Stock Program, which was in effect prior to the adoption of the Jobs Creation Act and which is substantially the same as the new program. See the table on page 9 for the number of deferred stock units beneficially owned by the named executive officers.

DEFINED CONTRIBUTION PLANS - The executive officers are eligible to participate in two tax-qualified, defined contribution plans - the Occidental Petroleum Corporation Retirement Plan and the Occidental Savings Plan. The Retirement Plan provides for periodic contributions by Occidental based on base pay and age level. The Savings Plan permits employees to save a percentage of their salary and Occidental matches employee contributions with Common Stock in an amount up to 6 percent. The amounts contributed to both plans on behalf of the named executive officers are included under "All Other Compensation" in the Summary Compensation Table on page 10. As of December 31, 2005, the balances under the Retirement Plan and Savings Plan for Dr. Irani were $384,563 and 1,533,018, respectively; for Mr. Chazen, $247,045 and $334,826, respectively; Mr. de Brier $284,702 and $376,138, respectively; Mr. Morgan $418,956 and $907,075, respectively; and Mr. Olson $153,092 and $247,648, respectively.

SUPPLEMENTAL RETIREMENT PLAN - The Occidental Petroleum Corporation Supplemental Retirement Plan II provides additional retirement benefits outside of the limitations imposed by law on qualified retirement and savings plans. All employees whose participation in Occidental's qualified retirement and savings plans are limited by applicable tax laws are eligible to participate in the Supplemental Retirement Plan. Annual plan contributions for each participant equal the benefit amounts that would have accrued under the qualified plans, but for the tax law limitations. Benefits are vested after five years of service. All supplemental retirement contributions made prior to 2005 continue to be governed by the Occidental Petroleum Corporation Supplemental Retirement Plan, which was in effect prior to the adoption of the Jobs Creation Act and which is substantially the same as the new plan. The amounts contributed on behalf of the named executive officers are included under "All Other Compensation" in the Summary Compensation Table on page 10. As of December 31, 2005, the aggregate balances under the Supplemental Retirement Plans for Dr. Irani were $4,192,796; for Mr. Chazen, $1,738,314; Mr. de Brier, $1,593,179; Mr. Morgan, $1,344,026;
and Mr. Olson, $529,025.

FINANCIAL COUNSELING - Occidental pays for financial counseling services for selected executive officers. Most executives are given an annual allotment which they may use for tax return preparation, investment planning, and similar services. Occidental executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the Internal Revenue Service to ensure compliance with applicable tax laws. Any financial counseling fees that are paid by Occidental are reflected as income for the executive and are subject to appropriate withholding taxes.

GROUP EXCESS LIABILITY INSURANCE - Selected executives are given the opportunity to participate in group excess liability insurance coverage. Coverage amounts vary from $5 million for most participants to $10 million for senior executive officers. Occidental pays the annual premium for the group coverage and a pro-rata portion of the premium amount is then added to each executive's income and is subject to appropriate withholding taxes.

CHANGE OF CONTROL ARRANGEMENTS

In 2005, in response to a stockholder proposal, the Board replaced its previous Golden Parachute Policy. The new Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceeds 2.99 times his or her salary plus bonus, unless the grant of such benefits is approved by a vote of the corporation's stockholders. A copy of the complete Policy is available at www.oxy.com.

The 2001 Incentive Compensation Plan and 2005 Long-Term Incentive Plan have provisions that, in the event of a change in control of Occidental, require the outstanding awards, including stock options, granted under such plan to become fully vested and exercisable unless the Plan Administrator determines prior to the occurrence of the event that benefits will not accelerate. Both plans were approved by Occidental's stockholders.

Dr. Irani's employment agreement (see page 13), which is grandfathered under the Golden Parachute Policy, provides that he will be held harmless from the tax consequences of a change in control.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

THE COMMITTEE AND ITS RESPONSIBILITIES - The Executive Compensation and Human Resources Committee (the "Committee") administers Occidental's executive compensation program. In this regard, the Committee (1) sets annual and long-term goals for the Chairman, President and Chief Executive Officer and evaluates, in consultation with the Lead Independent Director, the CEO's performance against those goals to determine the CEO's compensation, (2) reviews and approves annual compensation and executive benefits for all other executive officers, (3) administers Occidental's equity-based incentive plans (including the review and approval of equity-based awards to executive officers), (4) reviews on a periodic basis the operation of executive compensation arrangements, including management perquisites, to determine if they are properly coordinated and reasonably relate to executive performance, and (5) annually reviews director compensation. The Committee's charter reflects these various responsibilities.

The Committee's membership is determined by the Board and is composed of five independent directors who are not eligible to participate in Occidental's employee plans or programs, with the exception of the Occidental Petroleum Matching Gift Program, and the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, under which non-employee directors may receive equity grants as determined by the Board. The Committee meets at least four times during the year, and may also consider and take action by written consent. The Committee meets in executive session, without the presence of management, when it discusses and determines compensation for the CEO. The Committee Chair reports on Committee actions and recommendations at Board meetings. Occidental's Human Resource staff supports the Committee in its work. In addition, the Committee has access to the services of outside advisors and experts. In 2005, Committee members completed an assessment regarding the adequacy of the Committee charter, the composition of the Committee, the attendance and contributions of Committee members, the content and presentation of Committee materials, and the Committee's access to relevant information. The assessment confirmed the Committee members' belief that the Committee charter is appropriate and that Committee operations effectively implement the duties set forth in the charter.

EXECUTIVE COMPENSATION PHILOSOPHY - The Committee's guiding philosophy is to establish an executive compensation program that will attract, motivate, reward and retain top quality executive leadership in order to achieve superior corporate performance and stockholder value. The Committee bases its compensation decisions on the following core principles:

     o Pay Is Performance-Based - Occidental's general compensation philosophy is that total compensation should vary with Occidental's performance in achieving financial and non-financial objectives. Executive base salaries at Occidental are targeted at or above the median of salaries at comparable companies in the oil industry. Salaries are coupled with incentive programs that enable total compensation to rise above industry norms in years when Occidental's performance exceeds that of its oil industry peer group. Significant portions of executive compensation are at risk and are dependent upon performance.

     o Stock Ownership Is Emphasized - The Committee believes that executive stock ownership effectively aligns the interests of executives with those of stockholders and provides a strong motivation to build stockholder value. Occidental has established specific stock ownership objectives for key management employees. In addition, Occidental has designed its long-term incentive awards to support appropriate executive stock ownership while at the same time recognizing executives' needs for financial diversification and Occidental's need to effectively manage the allotment of shares available for long-term incentive awards. The Committee believes that a significant portion of each executive's total compensation should be dependent on the appreciation of Occidental's common stock, whether compensation is paid in actual shares of stock or in a cash equivalent.

     o Compensation Opportunities Must Be Competitive To Attract And Retain Talented Employees - The Committee evaluates Occidental's performance and actual executive compensation, and compares them with comparable data from oil industry companies as well as a broader group of leading industrial companies to determine appropriate executive compensation arrangements.

EXECUTIVE COMPENSATION PROGRAM - In administering Occidental's executive compensation program, the Committee looks at total compensation levels for Occidental's executives and compares that to total compensation in the competitive market for comparable positions. The total compensation package for each executive is broken down into the three basic components of (1) base salary, (2) annual incentive, and (3) long-term incentives, as discussed in more detail below. Executive compensation is tied directly to Occidental's performance and provides a balance between the long-term and short-term performance of the company. Based on 2005 proxy data, which shows compensation for 2004, the actual total compensation for Occidental's five highest paid executive officers fell in the top quartile of total compensation paid to executives in peer companies in the oil industry (Burlington Resources, Inc., Marathon Oil Corporation, Unocal Corporation, and the peer group companies listed on page 20). In 2005, the Committee confirmed the compensation levels for the five highest paid executive officers as being appropriate in light of Occidental's outstanding performance, including achieving top quartile industry return on capital employed, return on equity and total shareholder return. For other executive officers, the Committee reviewed 2005 survey data for a select group of large industrial companies and determined that the 2005 actual total compensation generally fell between the median and upper quartile of total compensation paid to executives in comparable positions. The Committee determined these compensation levels to be appropriate considering individual contributions and Occidental's performance.

     o Base Salary - The Committee sets base salaries after considering an executive's responsibilities, level of experience, overall business performance, individual achievements and contributions, and compensation for similar positions at peer group companies and/or as displayed in relevant survey data for large industrial companies. Base salaries for officers are generally targeted to approximate the median of the comparative data.

          Executives are eligible for an annual increase to base salary based primarily on performance of job responsibilities. A salary increase is generally delivered as a cash increase to base salary, but other compensation vehicles may be employed in lieu of a cash increase. For the past five years, Occidental's five highest paid officers have received restricted share units in lieu of cash base salary adjustments (with the exception of officers who had promotions or scheduled retirements). In general, executive officers with the highest level and amount of responsibility have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation variable and dependent upon Occidental's performance.

     o Annual Incentive - Occidental provides executives with an annual opportunity to earn cash incentive awards under the Executive Incentive Compensation Plan (EICP). 60 percent of the award is based on Occidental's performance as measured against predetermined financial targets, and 40 percent is based on a subjective assessment of an executive's achievement of predetermined individual performance objectives, as well as the executive's response to unanticipated challenges during the plan year. For Occidental's five highest paid executives and other corporate executives, the financial performance measure is earnings per share. For a division executive, the financial measures include performance measures such as division earnings and cash flow.

          In the first quarter of each year, the Committee establishes for executive officers an incentive target expressed as a percentage of base salary. The Committee reviews executive compensation information derived from relevant survey data for the oil industry and large industrial companies in determining appropriate incentive target percentages, which range from the median to the upper quartile of the comparative data. Actual incentive payments may vary from 0 percent to 200 percent of the incentive target, based on company and executive performance, thus directly aligning executive pay with Occidental's financial performance. For the 2005 performance period, the Committee established individual incentive targets for its executive officers ranging from 45 percent to 140 percent of base salary. The Committee also set the earnings per share targets at $5.25, $6.00 and $6.75 resulting in the financial portion of the incentive opportunity paying out at 0 percent if earnings per share fall below $5.25, and at 100 percent and 200 percent, respectively, if earnings per share equal $6.00 and $6.75. The 2005 financial results yielded core earnings per share of $9.83, resulting in a 200 percent payout of the financial portion of the incentive opportunity for the five highest paid executives and other corporate officers. Final incentive payments, including the subjective portion of the incentive opportunity, ranged from 170 percent to 200 percent of the target award amounts.

     o Long-Term Incentives - Occidental grants executives long-term incentive awards, which include stock appreciation rights, performance stock and restricted share units, from its 2005 Long-Term Incentive Plan. These awards are granted to encourage executives to view Occidental from the stockholders' perspective, to create an ongoing incentive for executives to increase stockholder value and to retain executives who possess the skills that are crucial to Occidental's success. The awards represent a significant portion of the total compensation value provided to executive officers. The long-term incentive awards granted to Occidental's five highest paid executives are compared to long-term incentive awards made by other oil companies to their five highest paid executives and reflect Occidental's performance relative to such companies. The long-term incentive awards granted to Occidental's other executives are compared to long-term incentive awards made by other oil companies and large industrial companies to executives in comparable positions.

          o Stock Appreciation Rights are granted to executive officers. The awards support Occidental's compensation strategy of placing more pay at risk for senior executives and emphasizing the linkage of pay and performance. Stock appreciation rights are granted with an exercise price equal to the market price of Occidental's common stock on the date of grant, vest over a period of three years, and expire after ten years. These stock appreciation rights only have value to the recipients if the price of Occidental's stock appreciates after the stock appreciation rights are granted, and any appreciation is paid in shares of Occidental's common stock.

               In 2005, Occidental granted 1,726,000 stock appreciation rights to executive officers.

          o Performance Stock Awards are granted to a select group of executives, including executive officers. The awards usually cover a four-year performance period. Executives are granted target share unit awards that equal a specified percentage of the executive's base salary. For corporate executives, the payment of the target share unit awards is dependent upon Occidental's total stockholder return over the performance period compared to the total stockholder return for a group of comparison companies. For division executives, the payment of the target share unit awards is dependent upon Occidental's comparative total stockholder return and upon the division's return on assets compared to the return on assets goal established for the division at the beginning of the performance period. Payment amounts may vary from 0 percent to 200 percent of the targeted share unit award amounts, depending upon Occidental's performance. Any payment in excess of the target share amount is paid in cash.

               In 2005, executive officers received performance stock awards for the performance period 2005 through 2008. Targeted share unit awards ranged from 35 percent to 150 percent of base salary. Comparison companies included Amerada Hess, Anadarko, Burlington Resources, ChevronTexaco, ConocoPhillips, Kerr-McGee and Unocal. A total of 73,864 share units was granted as target awards.

               In 2006, the Compensation Committee certified the payment of the performance stock award granted for the performance period commencing January 1, 2002. The performance period closed on December 31, 2005, and the Committee determined that Occidental's total stockholder return for the period ranked second compared to the total stockholder return for each company in the award comparison group. Award payments ranged from 101 percent to 183.5 percent of target awards. A total of 234,697 shares of Occidental's common stock was certified as payable to executive officers, of which 141,208 shares representing target shares were issued and the balance for the award was satisfied in cash.

          o Restricted Share Units are awarded to executives and other managers and key contributors based upon their level of responsibility, ability to impact results and individual performance. As previously noted, over the past five years, Occidental's five highest paid executives (with the exception of retiring executives and executives who have been promoted) have received restricted share unit awards in lieu of base salary increases. For the five highest-paid executives, the awards vest over three-to-five year restriction periods and, upon vesting, are mandatorily deferred into the Occidental Deferred Stock Program until retirement. For the other executive officers, managers and key contributors, the awards vest over a three-year restriction period and, upon vesting, are distributed in shares of Occidental's common stock.

               In 2005, Occidental granted 645,500 restricted share units to executive officers.

          o In 2005, to reduce shareholder dilution, Occidental amended all outstanding nonqualified stock options held by executive officers (with the consent of the officers) to provide that such nonqualified options may only be settled for a number of shares determined based on the profit realized upon exercise rather than one share for each option. The amendment did not change the option exercise price or any other term of the options.

EXECUTIVE COMPENSATION PROGRAM PRACTICES

     o Deductibility of Executive Compensation - Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that Occidental may deduct in any one year with respect to each of its five most highly-paid executive officers. Certain performance-based compensation elements approved by stockholders, such as stock appreciation rights and performance stock awards, are not subject to the deduction limit. Although tax consequences are considered in its compensation decisions, the Committee has not adopted a policy that all compensation must be deductible. Rather, the Committee gives priority to other objectives when it deems appropriate.

     o Employment Agreements - Occidental offers employment agreements to key executives only when it is in the best interest of Occidental and its stockholders to attract and retain such key executives and to ensure the continuity and stability of management. In 2005, the Board of Directors amended its Golden Parachute Policy with respect to benefits payable to a senior executive in the event of termination of employment as a result of a change of control or special benefits or perquisites granted at the time of termination of employment to provide that such benefits must be approved by the Corporation's stockholders unless the requirements of the policy are otherwise met. For a summary of the employment agreements for three of the five named executive officers, see "Employment Agreements" at page 13. A complete copy of Occidental's Golden Parachute Policy is posted at www.oxy.com.

     o Stock Ownership Guidelines - Because the Committee believes in linking the interests of management and stockholders, the Committee approved stock ownership guidelines for Occidental's senior management in 1996. The Committee reviewed and updated the guidelines in February 2005. Executive officers are expected to comply with the guidelines within four years of the later of the effective date of the guidelines or the date of their appointment as an executive officer. Stock ownership is defined as stock owned by the officer directly or through Occidental's Savings Plan, awarded under certain long-term incentive arrangements, such as restricted share unit or performance stock awards, or deferred under one of Occidental's deferred stock programs. Under the current guidelines, the ownership targets are ten times salary for the Chairman, President and Chief Executive Officer, five times salary for the other named executive officers, three times salary for Executive Vice Presidents and two times salary for Vice Presidents. As of December 31, 2005, all executive officers were in compliance with the guidelines.

EXECUTIVE BENEFITS - In addition to the executive compensation program outlined above, Occidental also provides executive officers with a number of executive benefits. The primary executive benefits include deferred compensation and deferred stock plans and supplemental retirement plans (see page 14 for a summary of the principal terms of such plans). In addition, on a selective basis and depending upon circumstances, some executives also have access to annual medical examinations, tax preparation and financial counseling, club memberships, group excess liability coverage, security services, lunch service and the use of corporate aircraft (subject to reimbursement to the company for any personal use) (see the Summary Compensation Table at page 10).

COMPANY PERFORMANCE AND COMPENSATION FOR THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER - Under Dr. Irani's leadership, Occidental has executed an aggressive restructuring to create large, efficient oil and gas assets in core geographies, improve the cash contribution of the chemical business and significantly strengthen the balance sheet. Over the five-year period from December 31, 2000 to December 31, 2005, Occidental's total debt has decreased almost 53 percent, while oil and gas production has increased approximately 23 percent. During this same period, the value of Occidental's Common Stock has appreciated by $20.6 billion, and Occidental has paid dividends to stockholders equal to $2 billion, for a total increase in stockholder value of $22.6 billion. As a direct result of these actions, Occidental's total return to stockholders exceeded that of its peer group for this time period. See Performance Graph on page 20.

The Committee considers several factors in determining Dr. Irani's compensation, including Dr. Irani's leadership and vision in developing successful business strategies for Occidental in a competitive marketplace. Each year, the Committee approves primary performance goals for Dr. Irani. For 2005, the goals included
(1) enhancing the value of Occidental's portfolio of assets, (2) improving the quality and consistency of earnings, (3) strengthening the balance sheet and (4) ensuring a high performing organization. Compensation decisions are arrived at by the Committee during executive sessions, in consultation with the Lead Independent Director, without the presence of the Chairman, President and Chief Executive Officer, and subsequently discussed with the Board of Directors.

The 2005 compensation for Dr. Irani consisted of base salary, an annual cash incentive, and long-term incentives. The Committee considered each of these components individually and in aggregate, compared to relevant proxy data, to determine appropriate compensation adjustments and incentives. With respect to base salary, the Committee granted Dr. Irani a restricted share unit award in December 2005 in the amount of 77,000 share units in lieu of a 2006 merit increase to his base salary. The award is mandatorily deferred until after retirement under the 2005 Deferred Stock Program.

The Committee acknowledged Dr. Irani's significant accomplishments with respect to his 2005 performance goals and his contributions to Occidental's success in 2005 by awarding him a cash incentive award of $3,640,000 for 2005.

During 2005, the Committee granted Dr. Irani several long-term incentive awards. Effective January 2005, the Committee granted to Dr. Irani a target performance stock award in the amount of 33,414 share units. The actual payment of this award, which may vary from 0 percent to 200 percent of target, will be based on the company's total stockholder return compared to a group of peer companies during a four-year performance period. In July 2005, Dr. Irani received a stock appreciation right grant in the amount of 750,000 shares and a restricted share unit grant in the amount of 300,000 share units. The payment of the restricted share unit grant is mandatorily deferred until after retirement under the 2005 Deferred Stock Program.

Dr. Irani also earned a payout from his 2002 performance stock award, in the amount of 122,749 shares of Occidental common stock, based on Occidental's total stockholder return, for the period 2002 through 2005, compared to the total stockholder return for the peer companies designated in 2002. Since Occidental ranked second compared to the designated peer companies, Dr. Irani's target award was paid out at 167 percent of his target award, per the terms of the award, with the target amount payable in shares and the amount in excess of the target award amount payable in cash. Dr. Irani elected to defer the receipt of this award until after retirement under the 2005 Deferred Stock Program and the 2005 Deferred Compensation Plan.

CONCLUSION - The Committee is satisfied that the compensation provided to executives at Occidental is structured to foster a performance-oriented culture and to create a strong alignment with the long-term best interests of Occidental and its stockholders and that compensation levels are reasonable in light of performance and industry practices.

                         Respectfully submitted,

                         EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE

                         John S. Chalsty (Chair)
                         Irvin W. Maloney (Vice Chair)
                         Ronald W. Burkle
                         R. Chad Dreier
                         Rosemary Tomich

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in Occidental's cumulative total return on its common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of the original peer group and the revised peer group over the five-year period ended on December 31, 2005. The graph assumes that $100 was invested in Occidental common stock, in the stock of the companies in the Standard & Poor's 500 Index and in an equal-weighted portfolio of the peer group companies at the beginning of the period (December 31, 2000) and that all dividends received within a quarter were reinvested in that quarter. The original peer group companies are Amerada Hess Corporation, Anadarko Petroleum Corporation, Burlington Resources Inc., Chevron Corporation, ConocoPhillips, Kerr-McGee Corporation, Occidental and Unocal Corporation. The revised peer group companies are Amerada Hess Corporation, Anadarko Petroleum Corporation, Apache Corporation, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation, Kerr-McGee Corporation and Occidental. The peer group was revised to reflect Chevron's acquisition of Unocal Corporation and ConocoPhillips' proposed acquisition of Burlington Resources Inc.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      OF OCCIDENTAL COMMON STOCK, THE S&P 500 INDEX AND SELECTED PEER GROUP

                                [table omitted]

       [the following is a tabular representation of graphical materials]

                                             12/31/2000    12/31/2001    12/31/2002    12/31/2003    12/31/2004    12/31/2005
                                             ----------    ----------    ----------    ----------    ----------    ----------

[SYMBOL]    [LINE]    Occidental               $  100        $  114        $  126        $  193        $  273        $  379

[SYMBOL]    [LINE]    Original Peer Group         100            94            86           110           153           229

[SYMBOL]    [LINE]    Revised Peer Group          100            91            85           110           147           204

[SYMBOL]    [LINE]    S&P 500                     100            88            69            88            98           103

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

AUDIT AND OTHER FEES

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY AND PROCEDURES - The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental's independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair and Vice Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax services rendered by KPMG in 2005 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT FEES - The aggregate audit fees incurred for professional services rendered by KPMG LLP for the years ended December 31, 2005 and December 31, 2004, were $8,678,000 and $9,088,000, respectively. This amount includes fees necessary to perform an audit or quarterly reviews in accordance with Generally Accepted Auditing Standards, attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attestation services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.

AUDIT RELATED FEES - Fees of $1,033,000 and $642,0000 were incurred for professional services rendered by KPMG LLP for the years ended December 31, 2005 and December 31, 2004, respectively, for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: employee benefit plan audits, accounting assistance in connection with proposed or consummated transactions and consultation concerning financial accounting and reporting standards.

TAX FEES - Fees of $5,000 and $50,000 were incurred for tax services rendered by KPMG LLP for the years ended December 31, 2005 and December 31, 2004. More specifically, these services include, among others, tax consultation related to proposed or consummated transactions and general tax consultation.

ALL OTHER FEES - For the years ended December 31, 2005 and December 31, 2004, no fees were incurred for services rendered by KPMG LLP, other than the services described under "Audit Fees," "Audit Related Fees" and "Tax Fees".

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Occidental's audited financial statements for the fiscal year ended December 31, 2005, including management's annual assessment of and report on Occidental's internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and as currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm's independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental's Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

                         Respectfully submitted,

                         THE AUDIT COMMITTEE

                         Aziz D. Syriani (Chair)
                         Rosemary Tomich (Vice Chair)
                         R. Chad Dreier
                         John E. Feick
                         Irvin W. Maloney

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2006. KPMG LLP has audited Occidental's financial statements since 2002. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR this proposal to ratify the selection of auditors. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2006, which may be KPMG LLP. If KPMG should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2006.



PROPOSAL 3: APPROVAL OF INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

The Board of Directors of Occidental believes that the proposed increase to the authorized number of shares of common stock, par value $.20 per share, is necessary for the continued success and growth of Occidental. The proposed certificate of amendment (the "Certificate of Amendment") will amend Occidental's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.20 per share, from 500,000,000 shares to 1,100,000,000 shares. Occidental is currently authorized to issue 500,000,000 shares of common stock and 50,000,000 shares of preferred stock. The Certificate of Amendment would not affect the authorized number of shares of preferred stock, which would remain at 50,000,000.

As of March 5, 2006, there were [430,766,546] authorized shares of common stock issued and outstanding and [35,794,616] shares reserved for issuance pursuant to outstanding options, rights or warrants. As of March 5, 2006, the number of authorized shares of common stock that were not reserved for any specific use and available for issuance was [34,438,828]. If the Certificate of Amendment is approved, taking into account the number of shares reserved for issuance, the Board of Directors will have the authority to issue approximately 634 million additional shares of common stock without further stockholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies or by the rules of the New York Stock Exchange or any other securities exchange on which Occidental's securities may then be listed.

The additional shares of common stock may be used for such corporate purposes as may be determined by the Board of Directors from time to time to be necessary or desirable. These purposes may include, without limitation: raising capital through the sale of common stock; effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of common stock; and attracting and retaining employees by the issuance of additional securities under Occidental's various equity compensation plans. At the present time, Occidental has no commitments, agreements or undertakings to issue any such additional shares, except in connection with existing equity compensation plans and agreements.

The Board of Directors believes that the authorized number of shares of common stock should be increased to provide the Board of Directors with the ability to issue additional shares of common stock for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of common stock at such time.

The authorization of the additional shares of common stock by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, but, to the extent that the additional authorized shares are issued in the future, they may decrease existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing stockholders and have a negative effect on the market price of Occidental's common stock. Under the Restated Certificate of Incorporation of Occidental, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

ANTI-TAKEOVER CONSIDERATIONS

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, if the Board of Directors issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of Occidental, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. To the extent that it impedes any such attempts, the Certificate of Amendment may serve to perpetuate Occidental's management. The Certificate of Amendment is not being proposed in response to any known effort or threat to acquire control of Occidental and is not part of a plan by management to adopt a series of amendments to the Restated Certificate of Incorporation and Occidental's By-Laws having an anti-takeover effect.

In addition, other provisions of Occidental's Restated Certificate of Incorporation and By-Laws may have an anti-takeover effect, including provisions that require stockholders to give Occidental advance notice to nominate candidates for election to its Board or to make stockholder proposals at a stockholder meeting, and that permit Occidental's Board to issue, without stockholder approval, preferred stock with such terms as the Board may determine. Further, Section 203 of the Delaware General Corporation Law provides certain restrictions on business combinations between Occidental and any party acquiring a 15 percent or greater interest in its voting stock. These provisions of Occidental's Restated Certificate of Incorporation and By-Laws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change of control of Occidental, even if the stockholders support such proposals.

VOTING INFORMATION

A majority of the shares entitled to vote at the meeting, must vote FOR this proposal to approve the Certificate of Amendment. Abstentions will have the same effect as votes against the proposal.

If this proposal is approved, Occidental will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware. Upon such filing, all stockholders will be bound by the terms of the Certificate of Amendment, whether or not they voted to approve it. A copy of the Certificate of Amendment is attached hereto as Exhibit B.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CERTIFICATE OF AMENDMENT. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

GENERAL INFORMATION

Occidental has been advised by three holders of common stock of their intention to introduce at the annual meeting the proposals described below. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof which, except for any reference to the proposal number, are presented in the form received from the stockholders.

VOTE REQUIRED TO APPROVE

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR to approve a stockholder proposal. Your broker may vote your shares on these proposals only if you give voting instructions. Abstentions and broker nonvotes have the same effect as votes AGAINST a proposal.

VOTING RESULTS

The Report of Inspector of Elections will be published on Occidental's web site, www.oxy.com, within 14 calendar days following the meeting and the results of the vote will be included in Occidental's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in the Report on the Annual Meeting, both of which may be accessed through www.oxy.com.

LEGAL EFFECT OF APPROVAL

Each of the stockholder proposals set forth below is a request to the Board of Directors to consider a matter. If the proposal passes, the Board of Directors may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

BOARD ACTION WITH RESPECT TO APPROVED PROPOSALS

It has been the practice of Occidental's Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. The final action taken by the Board with respect to the proposal and, if applicable a timetable for implementation of the Board action, will be posted on Occidental's web site. During the past three years, stockholder proposals with respect to poison pills and golden parachutes were approved and the Board took action to adopt policies responsive to the concerns raised in those proposals.

STOCKHOLDER RIGHT TO ENFORCE A PROPOSAL

As explained above, generally stockholder proposals are requests to the Board to consider a matter. If a proposal that is approved requests that the Board take, or refrain from taking, some action and the Board does not do so, then the stockholder may submit the same proposal for consideration at the next Annual Meeting, by following the procedures described on page 27. In the alternative, a stockholder may challenge the Board's business judgment not to implement the proposal by commencing litigation in the Chancery Court of the State of Delaware, Occidental's state of incorporation. Delaware law contains certain procedural requirements that must be followed before a suit may be commenced, including a requirement that, unless it would otherwise be futile, a demand be made on Occidental identifying the alleged wrongdoers, the wrongdoing allegedly perpetrated and the resultant injury to Occidental and the legal action the stockholder wants the Board to take on Occidental's behalf.


PROPOSAL 4: LIMITATION ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Mr. Robert Morse, 212 Highland Avenue, Moorestown, New Jersey 08057-2717, the owner of 1900 shares of Common Stock, has notified Occidental that he intends to present the following proposal at the 2006 Annual Meeting.

     "I propose that the Directors eliminate all remuneration for any one of Management in an amount above $500,000.00 per year. This excludes minor perks and necessary insurance. Likewise, no severance contracts are to be made.

REASONING:

     If a person becomes unsatisfactory or unnecessary, it is not a necessity that they be paid to leave. It is possible for a person to enjoy a profitable and enjoyable life with the proposed amount, and even to underwrite their own retirement plan. The Proxy is required to publish remuneration of only five upper Management personnel. YOUR assets are being constantly diverted for Management's gain. Most asset gains are the result of a good product or service, produced by the workers, successful advertising, and acceptance by the public market. Just being in a Management position does not materially affect these results, as companies seldom founder due to a changeover.

EXPLANATION:

     The Directors are the group responsible for the need of this Proposal, as they determine remuneration, and under "Plurality" voting rules, cannot be defeated for election, even if only one vote "For" is received each, for the number of nominees presented. It is suggested that shareowners look deeper into why they are denied the "Right of Dissent"; but ONLY in the Vote for Directors column. It, This is unconstitutional! The choice of "Against" was removed about Year 1975. You are asked to take a closer look to be knowledgeable for your voting decisions, as Management usually nominates Directors.

NOTE: Ford Motor Company agreed to return "Against" three years ago, showing the "American Way" spirit as a fine U.S. Corporation.

     The Coca Cola Company eliminated "SAR's, severance packages, and options awards as far back as 1998. The above actions are commendable."

                             ----End of Proposal----"

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors does not believe that this proposal is in the best interests of Occidental and its stockholders. Attracting and retaining qualified management personnel and motivating them to contribute to the success of Occidental depends in part on its ability to remain competitive with other major corporations and their compensation policies. Using a combination of cash and stock-based compensation ties executive compensation to Occidental's performance and links management's goals with stockholder interests. The proposal, if implemented, would frustrate those efforts.

Moreover, executive compensation matters at Occidental are overseen by the Executive Compensation and Human Resources Committee of the Board that is comprised exclusively of independent directors who do not receive compensation from Occidental other than in their capacity as directors. The Compensation Committee is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most talented and experienced leadership for Occidental. The program is designed around various components of compensation, including base salaries, incentive bonuses, and equity awards. The Board believes that limiting total compensation to $500,000 annually would put Occidental at a competitive disadvantage and significantly impede its ability to recruit and retain talented executive leadership.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON THE PROXY CARD.

PROPOSAL 5: REPORT ON GLOBAL WARMING/COOLING
--------------------------------------------------------------------------------

Mr. Carl Olson, P.O. Box 6102, Woodland Hills, California 91365, the owner of 110 shares of Common Stock, has notified Occidental that he intends to present the following proposal at the 2006 Annual Meeting:

"RESOLUTION FOR A SCIENTIFIC REPORT ON GLOBAL WARMING/COOLING

     Whereas discussions of global warming/cooling are often filled with vagaries, scare stories, and international conflicts,

     Whereas purported scientific information often seems fragmented, contradictory, and unverified,

     Whereas proposed public policy actions include drastic curbs imposed by governments on the use of vehicles and various forms of energy production, and

     Whereas our company has a major financial and operating interest in the impact of proposed curbs on vehicles and energy sources for both itself and the motoring public,

     Now therefore be it resolved by the stockowners of Occidental Petroleum Corporation to recommend that the board publish annually to the stockowners a "Scientific Report on Global Warming/Cooling", which would include the following and any other information that Occidental's staff deems relevant:

1. The global temperature measurements Occidental uses in discussing "global warming" or "global cooling".

2. The atmospheric gases Occidental considers to be "greenhouse gases" with respect to "global warming" or "global cooling".

3. The effect that Occidental considers the sun's radiation to have on "global warming" or "global cooling".

4. The sources of atmospheric carbon dioxide that Occidental uses in its study of "global warming" or "global cooling".

5. The "greenhouse effect" that Occidental considers to occur on the global temperature measurement from the concentration of atmospheric carbon dioxide.

     If Occidental has no formulation or measurement for any of the items #1 to #5 above, or any part of each of them, then it shall state so in the report.

Supporting Statement:

     We stockowners deserve a scientific report on this important topic of global warming/cooling. If the board opposes this resolution, the board does not want you to have the scientific report called for in this resolution. Vote YES to be more fully informed so that we stockowners can all develop a better judgment of Occidental's policy actions."

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is unnecessary. Each year, Occidental makes available to its stockholders a Health, Environment and Safety Report (the "HES Report"). The 2004 HES Report disclosed, among other things, the methodology by which Occidental measures greenhouse gas (GHG) emissions, the atmospheric gases included in its estimate of GHG emissions, Occidental's estimation of GHG emissions from its facilities, and Occidental's efforts to reduce GHG emissions from its operations. The 2004 HES Report also discussed the climate change initiatives monitored by Occidental and its assessment of climate change in respect of its operations generally. Further, Occidental maintains information on its web site addressing climate change, which includes a reference to its responses to the inquiry by the Carbon Disclosure Project, a consortium of institutional investors that surveyed the 500 largest corporations of the world regarding climate change. Accordingly, an additional report of the type requested by this proposal would be unnecessary.

Additionally, the scientific data requested by this proposal is not obtained by Occidental during the ordinary course of its business or relevant to its operations. In order to publish the report requested by this proposal, Occidental would have to hire climatologists, purchase scientific equipment and conduct numerous and complex studies, all of which would require Occidental to expend a significant amount of its capital resources on matters unrelated to its ordinary business operations. The Board does not believe that the costs associated with publishing such a report would be an appropriate use of Occidental's resources.

Occidental understands the concern surrounding climate change. The Environmental, Health and Safety Committee of the Board, together with Occidental's management, staff and operations personnel, regularly monitor research and public debate on climate change and seek ways to cost-effectively manage GHG emissions from Occidental's operations.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON THE PROXY CARD.

PROPOSAL 6: ELECTION OF DIRECTORS BY MAJORITY VOTE
--------------------------------------------------------------------------------

Mr. Emil Rossi, P.O. Box 249, Boonville, California 95415, the owner of 415 shares of Common Stock, has notified Occidental that he intends to present the following proposal at the 2005 Annual Meeting:

                 "6 -- Directors to be Elected by Majority Vote

Resolved: Directors to be Elected by Majority Vote. Shareholders request that our Board initiate an appropriate process to amend our Company's governance documents (charter or bylaws if practicable) to provide that director nominees be elected or re-elected by the affirmative vote of the majority of votes cast at an annual shareholder meeting.

This proposal requests that a majority vote standard replace our Company's current plurality vote. To the fullest extent possible this proposal asks that our directors not make any provision to override our shareholder vote and keep a director in office who fails this criteria.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change. For instance, our Board should address the status of incumbent directors who fail to receive a majority vote and whether a plurality standard is appropriate in contested elections.

     Progress Begins with One Step

It is important to take one forward step and adopt the above RESOLVED statement since our 2005 governance was not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

     o The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

          "D" in Overall. Board Effectiveness.

          "D" in Board Composition.

          "F" in CEO Compensation - $68 million.

     Occidental was the subject of "Pay for performance? You must be joking." published in The Corporate Library's July 22, 2004 edition of Board Briefs.

     o  We had no Independent Chairman - Independent oversight concern.

     o Plus our Lead Director, Mr. Syriani had company plane personal use and 22 years director tenure - Both independence concerns.

     o Additionally our Lead Director chaired our key Audit Committee, yet he is not an Audit Financial Expert.

     o "Problem director" Ms. Tomich is on this same Audit Committee (See below).

     o Poison pill: Our board adopted a policy requiring poison pill shareholder approval, perhaps in response to a 2003 shareholder proposal. However our board was allowed to override the policy and adopt a pill anyway without shareholder approval. According to The Corporate Library, this board "override" undermines the shareholder approval requirement and fails in full implementation of the proposal.

     o There are too many active CEOs on our board with 4 - Independence concern.

     o  Three directors have 21 to 25 years tenure each - Independence concern.

     o Our directors annual gift program was doubled to $50,000 - Independence concern.

     o Mr. Chalsty and Ms. Tomich were rated "problem directors" by The Corporate Library - both because of past service as chair of the executive compensation committee at our company, which repeatedly received a CEO Compensation grade of "F" by TCL. Mr. Chalsty also served on an outside board with a TCL overall "D" rating."

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is not in the best interests of Occidental and its stockholders. Occidental currently elects its directors by a plurality standard, meaning that the nominees who receive the most affirmative votes are elected to the board. This method of voting, which is permissible under Delaware corporate law and is the predominant method currently in use among U.S. public companies, has served Occidental well for many years.

The Board does not believe that electing directors under a majority voting standard would result in a more effective board. For the past five years, no director has received less than 93 percent of the votes cast at any annual meeting. Consequently, this proposal would have had no effect on the results of director elections during that period. Even without this proposal, Occidental stockholders have been successful in electing responsible, objective directors, who consistently protect the best interests of Occidental and its stockholders.

Additionally, plurality voting is the accepted standard for election of directors of U.S. public companies and is the default method of electing directors under Delaware corporate law. Further, plurality voting makes it easier to replace an incumbent director who has fallen out of favor with many stockholders. Delaware law provides that a director is elected to serve until his or her successor is elected and qualified. In the case of majority voting, if an incumbent director fails to receive a majority vote, or if no candidate in a contested election receives a majority vote, the incumbent would remain in office until removed by stockholders or until a successor was elected even if the opposing candidate received more favorable votes than the incumbent. Plurality voting, on the other hand, dictates that whoever received the most favorable votes would win the election.

Further, this proposal could unnecessarily increase the cost of soliciting stockholder votes. Occidental may be required to take additional actions, such as conducting telephone solicitation campaigns, second mailings or other vote-getting strategies, to obtain the required vote to elect directors, all of which would likely result in increased spending by Occidental for routine elections. The Board does not believe this would be an appropriate use of Occidental and stockholder resources.

The Board also believes that adoption of this proposal would be inappropriate at this time. A majority voting standard is currently being considered and evaluated by governmental authorities, scholars, corporations and investors in an effort to determine whether adoption of the standard for U.S. public companies is a worthy and workable goal. The Board is monitoring, and will continue to monitor, these discussions and will take action, if and when appropriate, to maintain its commitment to the highest standards of corporate governance.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE FOREGOING STOCKHOLDER PROPOSAL. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON THE PROXY CARD.


STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2007 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental's Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, facsimile number 310-443-6977, and be received no later than November 13, 2006.

Under Occidental's By-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures provide that an item of business to be introduced at an annual meeting must be submitted in writing to the Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received no later than February 2, 2007, and must include the information required by Occidental's By-laws. A copy of the By-Laws may be obtained by writing to the Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental's By-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.


NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING IN 2008
--------------------------------------------------------------------------------

NOMINATING COMMITTEE POLICY

It is the policy of the Nominating and Corporate Governance Committee to consider nominees recommended by stockholders if the stockholder complies with the procedures outlined below. In prior years, the Nominating Committee has identified candidates through recommendations from other nonmanagement directors, executive officers, including the Chief Executive Officer and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur for the term expiring in 2008, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee's policy to consider:

     o Whether the candidate is independent as defined in Occidental's Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;

     o Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;

     o Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership; and

     o Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who is not interviewed by the Nominating Committee.

PROCEDURE TO RECOMMEND CANDIDATES

Stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the meeting. Each recommendation must include the following information:

1. as to each person whom the stockholder proposes for election or reelection as a director:

     o  the name, age, business address and residence address of the person;

     o  the principal occupation or employment of the person;

     o the class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and

     o any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2.  as to the stockholder making the recommendation:

     o  the name and record address of such stockholder; and

     o the class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder. The stockholder's recommendation must include the recommended person's written consent to being named as a nominee and to serving as a director if elected.

PROCEDURE TO NOMINATE CANDIDATES

Under Occidental's By-laws, stockholders may nominate a person to the Board by complying with the advance notice procedures of the By-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by the By-laws.


                                  ANNUAL REPORT

Occidental's 2005 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the report thereon of KPMG LLP, independent auditors.

                         Sincerely,


                         Donald P. de Brier
                         Secretary

                         Los Angeles, California
                         March 15, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE OR FOLLOW THE PROCEDURES OUTLINED ON THE CARD TO VOTE BY TELEPHONE OR INTERNET.

EXHIBIT A: CORPORATE GOVERNANCE POLICIES AND OTHER GOVERNANCE MEASURES
--------------------------------------------------------------------------------

Over the past several years, the Board of Directors has adopted and put into effect a number of important corporate governance policies described below. The Board of Directors and the management of Occidental believe that good corporate governance enhances stockholder value. Occidental's corporate governance policies, principles and guidelines are intended to improve the performance of Occidental by taking advantage of the collective skills and experience of Occidental's directors and officers.

BOARD STRUCTURE AND OPERATION

SIZE OF THE BOARD - In determining the size of the Board, the Board of Directors will consider the level of work required from each director, including the requirement that certain Committees be composed entirely of independent directors.

DIRECTOR CRITERIA - Independent directors (as defined below) will comprise at least two-thirds of the members of the Board.

INDEPENDENT DIRECTOR - In order for a director to qualify as an "independent director," the Board must affirmatively determine that the director has no material relationship with Occidental (either as a partner, stockholder or officer of an organization that has a relationship with Occidental) that would preclude that nominee from being an independent director. For the purpose of such determination, an "independent director" is a director who:

     o  Has not been employed by Occidental within the last five years;

     o Has not been an employee or affiliate of any present or former internal or external auditor of Occidental within the last three years;

     o Has not received more than $60,000 in direct compensation from Occidental, other than director and committee fees, during the current fiscal year or any of the last three completed fiscal years;

     o Has not been an executive officer or employee of a company that made payments to, or received payments from, Occidental for property or services in an amount exceeding the greater of $1 million or 2 percent of such other company's consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

     o Has not been employed by a company of which an executive officer of Occidental has been a director within the last three years;

     o Is not affiliated with a not-for-profit entity that received contributions from Occidental exceeding the greater of $1 million or 2 percent of such charitable organization's consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

     o Has not had any of the relationships described above with an affiliate of Occidental; and

     o Is not a member of the immediate family of any person described above. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person's home.

TENURE - Each director will be elected for a term of one year.

RETIREMENT - No person 75 or older will be elected a director, unless as to such person such requirement is unanimously waived by the members of the Nominating and Corporate Governance Committee and such Committee's action is ratified and approved by a majority of the disinterested directors on the Board of Directors.

BOARD MEMBERSHIPS - No director of Occidental will hold more than four "for-profit" corporate directorships (including his or her Occidental directorship) at any one time.

DIRECTOR STOCK OWNERSHIP - Each director will beneficially own at least 5,000 shares of Occidental's stock within two years of his or her election to the Board.

DIRECTOR COMPENSATION - Compensation for directors will promote ownership of Occidental's stock to align the interests of directors and stockholders and the independence of directors.

EXECUTIVE SESSIONS - The independent directors will hold at least two regularly scheduled executive sessions each year at which employee directors and other members of management are not present. The Lead Independent Director will preside at such executive sessions.

BOARD ADVISORS - The Committees of the Board will have standing authorization (including funding), on their own decision, to consult with members of management and to retain legal or other advisors of their choice, which advisors will report directly to the Committee that retained them.

LEAD INDEPENDENT DIRECTOR - The Board will designate a Lead Independent Director to coordinate the activities of the independent directors and, in addition, to perform the following duties:

     o Advise the Chairman as to an appropriate schedule of Board meetings and the receipt of information from management;

     o Provide the Chairman with input on agendas for the Board and Committee meetings;

     o Recommend to the Chairman the retention of consultants who report directly to the Board;

     o Assist in assuring compliance with the corporate governance policies and recommend revisions to the policies;

     o Coordinate, develop the agenda for and moderate executive sessions of the independent directors;

     o Evaluate, along with the members of the Executive Compensation and Human Resources Committee and the full Board, the CEO's performance; and

     o  Recommend to the Chairman the membership of the various Board
     Committees.

MEMBERSHIP OF COMMITTEES - The Nominating and Corporate Governance Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will be composed entirely of independent directors and will also satisfy all applicable membership requirements for such.

COMMITTEE CHARTERS - The Nominating and Corporate Governance Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will each have a written charter that addresses the committee's purpose, duties, responsibilities and annual performance evaluation. The committee charters will be available through the Internet at www.oxy.com.

BOARD DIVERSITY - The Board is committed to achieving a diverse and broadly inclusive membership by creating equal opportunity for men and women of every race, color, religion, ethnicity, national origin and cultural background.

MEETINGS - The Board will hold at least six regularly scheduled meetings each year.

DIRECTOR ORIENTATION AND EDUCATION - Each new director will be provided with materials and information concerning Occidental in order to enable the director to perform the duties of a director. In addition, the Board will provide or sponsor each year eight hours of continuing education designed to enhance the performance of individual directors and the Board of Directors.

DIRECTOR RESPONSIBILITIES - Each director will use his or her best efforts to attend, in person or by telephone, all meetings of the Board and the committees to which such director is appointed. Each director is responsible for being familiar with Occidental's Governance Principles, the provisions of the Code of Business Conduct applicable to directors and the charter of each committee on which such director serves and for reviewing materials provided in advance of Board and committee meetings.

PERFORMANCE CRITERIA - The Board will establish performance criteria for itself and, annually, will evaluate each director, committee and the overall Board. Board evaluation will include an assessment of, among other things, whether the Board and its committees are functioning effectively and have the necessary diversity of skills, backgrounds and experiences to meet Occidental's needs. Individual director evaluations will include high standards for in-person attendance at Board and committee meetings.

SUCCESSION PLANNING - The Board of Directors will review on a regular basis Occidental's policies and principles for recruiting, developing and selecting the persons to succeed the CEO and other executive officers. The review will encompass the background, training, qualities and other characteristics that would be desirable in candidates to succeed the CEO and other executive officers as well as consideration of possible successors.

COMMUNICATIONS WITH DIRECTORS - Interested parties may communicate with any nonmanagement director by sending a letter to such director's attention in care of Occidental's Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, California 90024.

OTHER GOVERNANCE MEASURES

ANTI-TAKEOVER MEASURES - Occidental does not have a stockholder rights plan ("poison pill"), classified board or similar anti-takeover devices. A copy of the Policy on Stockholder Rights Plans is available through the Internet at www.oxy.com.

CONFIDENTIAL VOTING - All proxies, ballots and other voting material that identify how a stockholder voted are kept confidential except to permit tabulation by an independent tabulator, to comply with law, to satisfy a stockholder's request for disclosure, in connection with a contested proxy solicitation or if a stockholder writes a comment on a proxy card or ballot.

CODE OF BUSINESS CONDUCT - On February 13, 1997, the Board of Directors adopted a comprehensive Code of Business Conduct applicable to all directors, officers and employees that reaffirms Occidental's commitment to high standards of ethical conduct and reinforces Occidental's business ethics, policies and procedures. The Code of Business Conduct includes Occidental's policies, concerning among other things, compliance with laws, rules and regulations (including insider trading laws), conflicts of interest (including corporate opportunities) and protection of corporate assets. The Audit Committee is responsible for monitoring compliance with the Code of Business Conduct. The Code of Business Conduct is available through the Internet at www.oxy.com.

HUMAN RIGHTS POLICY - In December 2004, Occidental adopted a formal Human Rights Policy that sets forth Occidental's commitment to promoting human rights in the areas in which it operates. A summary of the policy is contained in the Code of Business Conduct. The Corporate Governance, Nominating and Social Responsibility Committee is responsible for monitoring compliance with the Human Rights Policy.

GOLDEN PARACHUTE POLICY - In 2005, in response to a stockholder proposal, the Board replaced its previous Golden Parachute Policy. The new Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceeds 2.99 times his or her salary plus bonus, unless the grant of such benefits is approved by a vote of Occidental's stockholders. A copy of the complete Policy is available through the internet at www.oxy.com.

EXHIBIT B: CERTIFICATE OF AMENDMENT
--------------------------------------------------------------------------------


               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                       INCREASING AUTHORIZED CAPITAL STOCK

RESOLVED, that Article IV of the Restated Certificate of Incorporation, as amended, of this Corporation be amended so that in its entirety, said Article IV shall read as set forth below:

                                  "ARTICLE IV

     The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 1,150,000,000 shares, of which 1,100,000,000 shares shall be shares of Common Stock, par value $.20 per share, and 50,000,000 shares shall be shares of Preferred Stock, par value $1.00 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix, from time to time, before issuance, the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

               (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

               (b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

               (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

               (d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate of such series, and the dates and preferences of dividends on such series;

               (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of, the assets of the Corporation;

               (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

               (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

               (h) the provisions, if any, of a sinking fund applicable to such series; and

               (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitle to vote, with all such holders voting as a single class.

     Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law."

(PROXY CARD)

The shares represented by this voting instruction card          Mark Here    [ ]
will be voted as directed below. WHERE NO DIRECTION IS          for Address
GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2             Change or
AND 3 AND AGAINST PROPOSALS 4, 5 AND 6. THIS PROXY              Comments.
CARD WILL BE KEPT CONFIDENTIAL IN ACCORDANCE WITH THE
CONFIDENTIAL VOTING POLICY DESCRIBED ON PAGE 2 OF THE
PROXY STATEMENT.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSALS 1, 2 AND 3.                                FOR       WITHHELD
                                                              ALL       FOR ALL
PROPOSAL 1 The election as directors of the
following nominees:                                          [   ]        [   ]

(01) Spencer Abraham               (07) Ray R. Irani
(02) Ronald W. Burkle              (08) Irvin W. Maloney
(03) John S. Chalsty               (09) Rodolfo Segovia
(04) Edward P. Djerejian           (10) Aziz D. Syriani
(05) R. Chad Dreier                (11) Rosemary Tomich
(06) John E. Feick                 (12) Walter L. Weisman

(To withhold authority to vote for any nominee(s), mark FOR ALL and write nominee(s) name(s) in the space provided below.)

--------------------------------------------------------------------------------


                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 2 The ratification of the
selection of KPMG as independent                [   ]        [   ]        [   ]
auditors.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 3 Approval of increase
in Authorized Capital Stock.                    [   ]        [   ]        [   ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
PROPOSALS 4,5 AND 6.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 4 Limit on
executive compensation.                         [   ]        [   ]        [   ]

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 5 Scientific report
on global warming/cooling.                      [   ]        [   ]        [   ]

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 6 Election of
directors by majority vote.                     [   ]        [   ]        [   ]


CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND SHAREHOLDER COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.



SIGNATURE                     SIGNATURE                     DATE
         ------------------            ------------------       ----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                         ^ Detach here from proxy card ^

        VOTE BY INTERNET, TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

    Internet and telephone voting is available through 11:59p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                   -----------------------------------------
                                    INTERNET
                         HTTP://WWW.PROXYVOTING.COM/OXY
                   Use the Internet to vote. Have your proxy
                   card available when you access the web
                   site.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                    TELEPHONE
                                 1-866-540-5760
                   Use any touch-tone telephone to vote.
                   Have your proxy card available when
                   you call.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.
                   -----------------------------------------

   If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

    Access and View the Annual Report and Proxy Statement on the Internet at:
                         http://www.oxypublications.com

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                   ^ Detach here and bring to Annual Meeting ^

[OXY LOGO]     BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING ON MAY 5.
               DO NOT MAIL.

               OCCIDENTAL PETROLEUM CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS

               This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 5, 2006, the record date.

                    STARLIGHT BALLROOM             MEETING HOURS
                    Fairmont Miramar Hotel         Registration begins 9:30 A.M.
                    101 Wilshire Boulevard.        Meeting starts at 10:30 A.M.
                    Santa Monica, California


ADMISSION TICKET

Please see the back of this card for parking instructions.

(REVERSE SIDE OF PROXY CARD)


PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                        OCCIDENTAL PETROLEUM CORPORATION

     DR. RAY R. IRANI, AZIZ D. SYRIANI, and ROSEMARY TOMICH, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 5, 2006, and at any adjournment, as if the undersigned were present and voting at the meeting.

     The shares represented by this proxy will be voted as directed on the reverse side of this card. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

     Your proxy will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement and posted at www.oxy.com.

   --------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
   --------------------------------------------------------------------------



   --------------------------------------------------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     YOU CAN NOW ACCESS YOUR ACCOUNT ONLINE.

Access your Occidental Petroleum Corporation stockholder account online via Investor ServiceDirect sm (ISD).

Mellon Investor Services LLC, the registrar and transfer agent for Occidental Petroleum Corporation, makes it possible to get current information on your stockholder account online.

     o  View account status             o  View payment history for dividends

     o  View certificate history        o  Make address changes

     o  View book-entry information     o  Obtain a duplicate 1099 tax form

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on the screen.
              For Technical Assistance Call 1-877-978-7778 between
                       9a.m.-7p.m. Monday-Friday Eastern Time

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                   DIRECTIONS TO FAIRMONT MIRAMAR HOTEL
                                   AND PARKING FOR STOCKHOLDERS

                                   o From I-10 West (Santa Monica Freeway)

                                   o Take 4th Street Exit, turn right and
                                     proceed to Colorado Blvd.

                                   o Turn Left onto Colorado and proceed to
                                     Ocean Ave.

[MAP]                              o Turn Right onto Ocean Ave. and proceed
                                     1/2 Block PAST Wilshire Blvd.

                                   o Please note that the address to the hotel
                                     is on Wilshire Blvd.

                                   PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

                                   (Parking will not be permitted at the
                                   Wilshire Blvd. entrance.)

                                   o Enter Hotel Valet Parking driveway on Ocean Ave.

                                   THE PARKING FEE AT THE FAIRMONT MIRAMAR
                                   HOTEL WILL BE PAID BY OCCIDENTAL PETROLEUM
                                   CORPORATION.

1265-A (SOR)

(VOTING INSTRUCTION CARD - OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN)

The shares represented by this voting instruction card          Mark Here    [ ]
will be voted as directed below. WHERE NO DIRECTION IS          for Address
GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2             Change or
AND 3 AND AGAINST PROPOSALS 4,5 AND 6. IN ACCORDANCE            Comments.
WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE
SAVINGS PLAN TRUSTEE.



THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSALS 1, 2 AND 3.                                FOR       WITHHELD
                                                              ALL       FOR ALL
PROPOSAL 1 The election as directors of the
following nominees:                                          [   ]        [   ]

(01) Spencer Abraham               (07) Ray R. Irani
(02) Ronald W. Burkle              (08) Irvin W. Maloney
(03) John S. Chalsty               (09) Rodolfo Segovia
(04) Edward P. Djerejian           (10) Aziz D. Syriani
(05) R. Chad Dreier                (11) Rosemary Tomich
(06) John E. Feick                 (12) Walter L. Weisman

(To withhold authority to vote for any nominee(s), mark FOR ALL and write nominee(s) name(s) in the space provided below.)

--------------------------------------------------------------------------------


                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 2 The ratification of the
selection of KPMG as independent                [   ]        [   ]        [   ]
auditors.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 3 Approval of increase
in Authorized Capital Stock.                    [   ]        [   ]        [   ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
PROPOSALS 4, 5 AND 6.

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 4 Limit on
executive compensation                          [   ]        [   ]        [   ]

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 5 Scientific report
on global warming/cooling.                      [   ]        [   ]        [   ]

                                                 FOR        AGAINST      ABSTAIN
PROPOSAL 6 Election of
directors by majority vote.                     [   ]        [   ]        [   ]


SIGNATURE                     SIGNATURE                     DATE
         ------------------            ------------------       ----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                         ^ Detach here from proxy card ^

        VOTE BY INTERNET, TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

    Internet and telephone voting is available through 11:59p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                   -----------------------------------------
                                    INTERNET
                         HTTP://WWW.PROXYVOTING.COM/OXY
                   Use the Internet to vote. Have your proxy
                   card available when you access the web
                   site.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                    TELEPHONE
                                 1-866-540-5760
                   Use any touch-tone telephone to vote.
                   Have your proxy card available when
                   you call.
                   -----------------------------------------

                                       OR

                   -----------------------------------------
                                      MAIL

                   Mark, sign and date your proxy card and
                   return it in the enclosed postage-paid
                   envelope.
                   -----------------------------------------

   If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

    Access and View the Annual Report and Proxy Statement on the Internet at:
                         http://www.oxypublications.com

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                   ^ Detach here and bring to Annual Meeting ^

[OXY LOGO]     BRING THIS ADMISSION TICKET WITH YOU TO THE MEETING ON MAY 5.
               DO NOT MAIL.

               OCCIDENTAL PETROLEUM CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS

               This admission ticket admits you and ONE guest to the meeting. You will NOT be let in to the meeting without an admission ticket or other proof of stock ownership as of March 5, 2006, the record date.

                    STARLIGHT BALLROOM             MEETING HOURS
                    Fairmont Miramar Hotel         Registration begins 9:30 A.M.
                    101 Wilshire Boulevard.        Meeting starts at 10:30 A.M.
                    Santa Monica, California


ADMISSION TICKET

Please see the back of this card for parking instructions.

(REVERSE SIDE OF VOTING INSTRUCTION CARD)


                        OCCIDENTAL PETROLEUM CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS


TO THE TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION
SAVINGS PLAN:

     I acknowledge receipt of the Notice of Annual Meeting of Stockholders of Occidental Petroleum Corporation to be held on May 5, 2006, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

     My vote for the election of directors is indicated on the reverse side. Nominees are: Dr. Ray R. Irani, Miss Rosemary Tomich, Messrs. Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani, and Walter L. Weisman. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

     I UNDERSTAND THAT IN THE EVENT THAT I DO NOT RETURN THIS CARD, ANY SHARES HELD FOR MY ACCOUNT IN THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN WILL BE VOTED BY YOU IN ACCORDANCE WITH THE DIRECTION OF THE PLAN'S ADMINISTRATIVE COMMITTEE.


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                                   [OXY LOGO]

IN ACCORDANCE WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, YOUR VOTE MUST BE KEPT CONFIDENTIAL BY THE TRUSTEE.


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                                   DIRECTIONS TO FAIRMONT MIRAMAR HOTEL
                                   AND PARKING FOR STOCKHOLDERS

                                   o From I-10 West (Santa Monica Freeway)

                                   o Take 4th Street Exit, turn right and
                                     proceed to Colorado Blvd.

                                   o Turn Left onto Colorado and proceed to
                                     Ocean Ave.

[MAP]                              o Turn Right onto Ocean Ave. and proceed
                                     1/2 Block PAST Wilshire Blvd.

                                   o Please note that the address to the hotel
                                     is on Wilshire Blvd.

                                   PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.

                                   (Parking will not be permitted at the
                                   Wilshire Blvd. entrance.)

                                   o Enter Hotel Valet Parking driveway on Ocean Ave.

                                   THE PARKING FEE AT THE FAIRMONT MIRAMAR
                                   HOTEL WILL BE PAID BY OCCIDENTAL PETROLEUM
                                   CORPORATION.


1265-B (PSA)